Exhibit 99.1 Report of Independent Auditors To the Directors of Jardine Lloyd Thompson Group Plc We have audited the accompanying consolidated financial statements of Jardine Lloyd Thompson Group Plc, which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of income and comprehensive income, of changes in equity and of cash flows for the year then ended. Management's Responsibility for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors’ Responsibility Our responsibility is to express an opinion on the consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgement, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jardine Lloyd Thompson Group Plc as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Other Matter As discussed in the “Basis of Preparation” disclosure, the accompanying financial statements do not include comparative figures for the prior year as required by IAS 1 “Presentation of Financial Statements”. In our opinion, inclusion of comparative figures is necessary to obtain a proper understanding of the current period’s financial statements. No comparative information has been presented in these financial statements as no comparatives are required under SEC Rule 3-05 of Regulation S-X. Our opinion is not modified with respect to this matter. /s/ PricewaterhouseCoopers LLP London, United Kingdom 6 June 2019 2

JARDINE LLOYD THOMPSON GROUP PLC CONSOLIDATED INCOME STATEMENT for the year ended 31 December 2018 2018 Notes £'000 Fees and commissions 1 1,438,416 Investment income 1,3 12,865 Total revenue 1,451,281 Salaries and associated expenses 5 (1,001,918) Premises (72,997) Other operating costs (238,074) Depreciation, amortisation and impairment charges 2 (36,653) Net credit impairment losses on financial and contract assets (4,013) Operating profit 97,626 Finance costs 4 (27,653) Finance income 4 4,091 Finance costs - net 4 (23,562) Share of results of associates 3,055 Profit before taxation 1 77,119 Income tax expense 6 (31,887) Profit for the year 45,232 Profit attributable to: Owners of the parent 1 34,266 Non-controlling interests 10,966 45,232 Earnings per share attributable to the owners of the parent during the year (expressed in pence per share) 7 Basic earnings per share 16.2p Diluted earnings per share 15.6p The accompanying notes form an integral part of these consolidated financial statements. 1

JARDINE LLOYD THOMPSON GROUP PLC CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME for the year ended 31 December 2018 2018 Notes £'000 Profit for the year 45,232 Other comprehensive (expense)/income Items that will not be reclassified to profit or loss Remeasurement of post-employment benefit obligations 31 (21,953) Taxation thereon 3,921 Total items that will not be reclassified to profit or loss (18,032) Items that may be reclassified subsequently to profit or loss Fair value (losses)/gains net of tax: - cash flow hedges (32,606) Currency translation differences 9,542 Total items that may be reclassified subsequently to profit or loss (23,064) Other comprehensive (expense)/income net of tax (41,096) Total comprehensive income for the year 4,136 Attributable to: Owners of the parent (5,518) Non-controlling interests 9,654 Total comprehensive income for the year 4,136 The accompanying notes form an integral part of these consolidated financial statements. 2

JARDINE LLOYD THOMPSON GROUP PLC CONSOLIDATED BALANCE SHEET as at 31 December 2018 31 Dec 2018 Notes £'000 NET ASSETS Non-current assets Goodwill 9 619,437 Other intangible assets 10 113,204 Property, plant and equipment 11 66,770 Investments in associates 12 54,234 Other financial assets at fair value through other comprehensive income 13,20 8,893 Other financial assets at fair value through profit or loss 13,20 172 Other financial assets at amortised cost 13,20 11,320 Derivative financial instruments 14,20 83,996 Trade and other receivables 15 20,626 Contract assets 18 39,424 Retirement benefit surpluses 31 305 Deferred tax assets 22 77,368 1,095,749 Current assets Trade and other receivables 15 579,063 Contract assets 18 69,000 Current tax assets 23,863 Derivative financial instruments 14,20 3,241 Other financial assets at fair value through profit or loss 13,20 2,207 Other financial assets at amortised cost 13 161,956 Cash and cash equivalents 16,20 1,007,484 1,846,814 Current liabilities Borrowings 20,21 (17,867) Trade and other payables 17 (1,366,948) Contract liabilities 19 (57,387) Derivative financial instruments 14,20 (9,634) Current tax liabilities (15,410) Provisions for liabilities and charges 23 (66,851) (1,534,097) Net current assets 312,717 Non-current liabilities Borrowings 20,21 (715,525) Trade and other payables 17 (51,319) Contract liabilities 19 (23,949) Derivative financial instruments 15,20 (112,617) Deferred tax liabilities 22 (11,656) Retirement benefit obligations 31 (181,250) Provisions for liabilities and charges 23 (1,514) (1,097,830) 310,636 TOTAL EQUITY Capital and reserves attributable to the owners of the parent Ordinary shares 24 11,008 Share premium 24 104,111 Fair value and hedging reserves 24 (23,397) Exchange reserves 24 59,817 Retained earnings 139,503 Shareholders’ equity 291,042 Non-controlling interests 25 19,594 310,636 The accompanying notes form an integral part of these consolidated financial statements. 3

JARDINE LLOYD THOMPSON GROUP PLC

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

for the year ended 31 December 2018

	Notes	Ordinary shares £'000	Other reserves £'000	Retained earnings £'000	Shareholders' equity £'000	Non-controlling interests £'000	Total equity £'000
Balance at 1 January 2018		**11,008**	**162,283**	**162,426**	**335,717**	**19,433**	**355,150**
Profit for the year		-	-	34,266	34,266	10,966	45,232
Other comprehensive (expense)/income for the year		-	(21,752)	(18,032)	(39,784)	(1,312)	(41,096)
Total comprehensive (expense)/income for the year			**(21,752)**	**16,234**	**(5,518)**	**9,654**	**4,136**
Dividends	8	-	-	(75,176)	(75,176)	(8,719)	(83,895)
Amounts in respect of share based payments:							
- reversal of amortisation net of tax		-	-	58,418	58,418	-	58,418
- shares acquired		-	-	(20,522)	(20,522)	-	(20,522)
Acquisitions	29	-	-	-	-	(895)	(895)
Disposals	30	-	-	-	-	121	121
Transactions with non-controlling interests		-	-	(1,877)	(1,877)	-	(1,877)
Balance at 31 December 2018		**11,008**	**140,531**	**139,503**	**291,042**	**19,594**	**310,636**

The accompanying notes form an integral part of these consolidated financial statements.

4

JARDINE LLOYD THOMPSON GROUP PLC CONSOLIDATED STATEMENT OF CASH FLOWS for the year ended 31 December 2018 2018 Notes £'000 Cash flows from operating activities Cash generated from operations 28 219,440 Interest paid (18,746) Interest received 17,568 Taxation paid (49,471) Increase in net insurance broking payables 47,451 216,242 Dividend received from associates 2,323 Net cash generated from operating activities 218,565 Cash flows from investing activities Purchase of property, plant and equipment 11 (11,940) Purchase of other intangible assets 10 (35,602) Proceeds from disposal of property, plant and equipment 1,465 Acquisition of businesses, net of cash acquired 29 (27,694) Proceeds from disposal of businesses, net of cash disposed 30 305 Proceeds from disposal of held-for-sale 203 Purchase of fair value through other comprehensive income financial assets 13 (2,356) Net cash used in investing activities (75,619) Cash flows from financing activities Dividends paid to owners of the parent (75,605) Purchase of shares (20,522) Purchase of other financial assets at amortised cost 13 (167,774) Proceeds from disposal of other financial assets at amortised cost 13 114,845 Proceeds from borrowings 7,099 Repayments of borrowings (4,885) Dividends paid to non-controlling interests (8,719) Net cash used in financing activities (155,561) Net decrease in cash and cash equivalents (12,615) Cash and cash equivalents at beginning of year 1,015,087 Exchange gains/(losses) on cash and cash equivalents 5,012 Cash and cash equivalents at end of year 16 1,007,484 The accompanying notes form an integral part of these consolidated financial statements. 5

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES BASIS OF PREPARATION The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration arrangement. Compliance with IFRS Identifiable assets acquired and liabilities and contingent liabilities The consolidated financial statements of the Group have been assumed in a business combination are measured initially at their prepared in accordance with International Financial Reporting fair values at the acquisition date. On an acquisition-by-acquisition Standards, and interpretations issued by the IFRS Interpretations basis, the Group recognises any non-controlling interest in the Committee (IFRS), issued by the International Accounting Standards acquiree either at fair value or at the non-controlling interest’s Board (IASB). proportionate share of the acquiree’s net assets. The SEC only requires one year of audited financial statements Acquisition-related costs are expensed in the income statement for purposes of filing this report on Form 8-K. As a result, these as incurred. financial statements do not include comparative figures for the prior years as required by IAS 1 “Presentation of financial statements”, If a business combination is achieved in stages, the fair value of the nor are reconciliations required to any previous form of GAAP. Group’s previously held equity interest in the acquiree is remeasured to fair value at the acquisition date through profit or loss. The financial statements were approved by the Board of Directors Any contingent consideration to be transferred by the Group on 2 April 2019. is recognised at fair value at the acquisition date. Subsequent The consolidated financial statements have been prepared on a changes to the fair value of the contingent consideration that is going concern basis, under the historical cost convention, deemed to be an asset or liability is recognised in accordance except for the following: with IFRS 9 either in profit or loss or as a charge to other • financial assets measured at fair value through other comprehensive income. Contingent consideration that is classified comprehensive income and certain financial assets and as equity is not remeasured, and its subsequent settlement is liabilities (including derivative financial instruments) which are accounted for within equity. measured at fair value, and • defined benefit pension plans where plan assets are measured The excess of the consideration transferred, the amount of any at fair value. non-controlling interest in the acquiree and the acquisition-date fair value of any previous equity interest in the acquiree over the fair value of the identifiable net assets acquired is recorded as goodwill. STANDARDS, AMENDMENTS AND INTERPRETATIONS If the total of consideration transferred, non-controlling interest EFFECTIVE IN 2018 recognised and previously held interest measured is less than the IFRS 9 Financial Instruments (IFRS 9) and IFRS 15 Revenue from fair value of the net assets of the subsidiary acquired in the case Contracts with Customers (IFRS 15) were effective for the first time of a bargain purchase, the difference is recognised directly in the for the financial year beginning on or after 1 January 2018. income statement. Inter-company transactions, balances, income and expenses on BASIS OF CONSOLIDATION transactions between Group companies are eliminated. In the Subsidiaries preparation of the consolidated financial statements, accounting Subsidiaries are all entities (including structured entities) over which policies of subsidiaries have been amended in the preparation the Group has control. for inclusion of the subsidiaries results in the Group Financial Statements. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and Transactions with non-controlling interests has the ability to affect those returns through its power over the Transactions with non-controlling interests that do not result in loss entity. of control are accounted for as equity transactions – that is, as Subsidiaries are fully consolidated from the date on which control transactions with the owners in their capacity as owners. is transferred to the Group. They are de-consolidated from the date The difference between the fair value of any consideration paid and that control ceases. the relevant share acquired of the carrying value of net assets of The Group uses the acquisition method of accounting to account the subsidiary is recorded in equity. Gains or losses on disposals to for business combinations. The consideration transferred for the non-controlling interests are also recorded in equity. acquisition of a subsidiary is the fair values of the assets transferred, the liabilities incurred and the equity interests issued by the Group. 6

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES CONTINUED Disposal of subsidiaries SEGMENT REPORTING When the Group ceases to have control, any retained interest in the Operating segments are reported in a manner consistent with entity is re-measured to its fair value at the date when control is lost, the internal reporting provided to the chief operating decision- with the change in carrying amount recognised in profit or loss. maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating The fair value is the initial carrying amount for the purposes of segments, has been identified as the Group Executive Committee. subsequently accounting for the retained interest as an associate, joint venture or financial asset. In addition, any amounts previously recognised in other comprehensive income in respect of that entity FOREIGN CURRENCIES are accounted for as if the Group had directly disposed of the Functional and presentation currency related assets or liabilities. Items included in the financial statements of each of the Group’s This may mean that amounts previously recognised in other entities are measured using the currency of the primary economic comprehensive income are reclassified to profit or loss. environment in which the entity operates (‘the functional currency’). Associates The consolidated financial statements are presented in Sterling, Associates are entities over which the Group has significant which is the Group’s presentational currency. influence but not control, generally accompanying a shareholding Transactions and balances of between 20% and 50% of the voting rights. Investments in associates are accounted for using the equity method of Foreign currency transactions are translated into the functional accounting. currency of the entity using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses Under the equity method, the investment is initially recognised resulting from the settlement of such transactions and from the at cost, and the carrying amount is increased or decreased to translation at year-end exchange rates of monetary assets and recognise the investor’s share of the profit or loss of the investee liabilities denominated in foreign currencies are recognised in the after the date of acquisition. income statement, except when deferred in equity as qualifying The Group’s investment in associates includes goodwill and other cash flow hedges and qualifying net investment hedges. Translation intangible assets identified on acquisition. differences on non-monetary items, such as equities held at fair value through profit or loss, are reported as part of the fair value If the ownership interest in an associate is reduced but significant gain or loss. Translation differences on non-monetary items, such as influence is retained, only a proportionate share of the amounts equities classified as financial assets measured at fair value through previously recognised in other comprehensive income is reclassified other comprehensive income, are included in other comprehensive to profit or loss where appropriate. income. The Group’s share of post-acquisition profit or loss is recognised Group companies in the income statement, and its share of post-acquisition The results and financial position of all the Group entities (none of movements in other comprehensive income is recognised in which has the functional currency of a hyperinflationary economy) other comprehensive income with a corresponding adjustment to that have a functional currency different from the presentational the carrying amount of the investment. When the Group’s share currency are translated into the presentation currency as follows: of losses in an associate equals or exceeds its interest in the associate, including any other unsecured receivables, the Group i) assets and liabilities for each balance sheet presented are does not recognise further losses, unless it has incurred legal translated at the closing rate at the date of that balance sheet; or constructive obligations or made payments on behalf of the ii) income and expenses for each income statement are translated associate. at average exchange rates (unless this average is not a Unrealised gains on transactions between the Group and its reasonable approximation of the cumulative effect of the rates associates are eliminated to the extent of the Group’s interest prevailing on the transaction dates, in which case income in the associates. Unrealised losses are also eliminated unless and expenses are translated at the rate on the dates of the the transaction provides evidence of an impairment of the asset transactions); and transferred. Accounting policies of the associates have been iii) all resulting exchange differences are recognised in other modified where necessary to ensure consistency with the policies comprehensive income. adopted by the Group. 7

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES CONTINUED On consolidation exchange differences arising from the translation Capitalised employment contract payments of net investment in foreign entities, and of borrowings and other The Group makes payments to certain key employees in recognition currency instruments designated as hedges of such investments, of them signing a long-term employment contract, usually three to are taken to other comprehensive income. When a foreign operation five years. is sold, such exchange differences are reclassified to the income statement as part of the gain or loss on sale. These payments are capitalised as intangible assets since legal rights protect the expected benefits that the Group will derive from Goodwill and fair value adjustments arising on the acquisition of a the contracts. foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. Exchange differences arising The asset recognised is then amortised over the duration of the are recognised in other comprehensive income. On the disposal of underlying contract within salaries and associated expenses. foreign entities cumulative foreign exchange gains and losses are included in the measurement of the profit or loss on disposal. Other For acquisitions completed after 1 January 2004, the acquired business is reviewed to identify assets that meet the definition of an GOODWILL ARISING ON CONSOLIDATION intangible asset as defined by IAS 38, Intangible Assets. Examples Goodwill represents the excess of the cost of an acquisition over of such assets include customer contracts, expectations of business the fair value of the Group’s share of the identifiable net assets renewal and contract related customer relationships. These assets of the acquired subsidiary/associate at the date of acquisition. are valued on the basis of the present value of future cash flows and Goodwill on acquisitions of subsidiaries is shown separately on the are amortised to the income statement over the life of the contract Balance Sheet. Goodwill on acquisitions of associates is included in or their estimated economic life. The current maximum estimated investments in associates. economic life is fifteen years. Goodwill is not amortised but it is tested for impairment annually or more frequently if events or changes in circumstances indicate IMPAIRMENT OF ASSETS that it might be impaired, and is carried at cost less accumulated impairment losses. Goodwill and other intangible assets that have an indefinite useful life are not subject to amortisation and are tested annually for Gains and losses on the disposal of an entity include the carrying impairment. Assets that are subject to amortisation are reviewed for amount of goodwill relating to the entity sold. Goodwill is allocated impairment whenever events or changes in circumstances indicate to cash generating units, or groups of cash generating units, for the that the carrying amount may not be recoverable. An impairment purpose of impairment testing. Cash generating units represent the loss is recognised for the amount by which the asset’s carrying lowest level of geographical and business segment combinations amount exceeds its recoverable amount. that the Group uses for internal reporting purposes. The recoverable amount is the higher of an asset’s fair value less costs to sell and value-in-use. For the purposes of assessing OTHER INTANGIBLE ASSETS impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units). Computer software Acquired computer software licenses are capitalised on the basis of the costs incurred to acquire them and bring them to use. PROPERTY, PLANT AND EQUIPMENT These costs are amortised over their estimated useful lives. Costs Assets are stated at their net book amount (historical cost less associated with maintaining computer software programmes are accumulated depreciation). Cost includes the original purchase price recognised as an expense as incurred. of the asset and the costs attributable to bringing the asset to its working condition for its intended use. Development costs that are directly associated with the production of identifiable and unique software products controlled by the Depreciation is calculated to write off the cost of such assets over Group, and that will generate economic benefits exceeding costs their estimated useful lives. The principal rates of depreciation are as beyond one year, are recognised as intangible assets. Direct follows: costs include the software development employee costs and an appropriate portion of relevant overheads. Capitalised development costs are amortised over their estimated useful lives from the point when the asset is ready to use. The rates of amortisation are between 14% and 100% per annum. 8

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES CONTINUED • Freehold land and buildings - between 0% and 2% per annum. • its contractual terms give rise on specified dates to cash flows • Leasehold improvements - between 10% and 20% per annum that are solely payments of principal and interest on the principal or over the life of the lease. amount outstanding. • Furniture and office equipment - between 10% and 20% per Such financial assets are measured at fair value. Interest income annum. calculated using the effective interest method, foreign exchange • Computer hardware - between 20% and 100% per annum. gains and losses and impairment are recognised in profit or loss. Other net gains and losses are recognised in other comprehensive • Motor vehicles - between 25% and 33 1/3% per annum. income (‘OCI’). On derecognition, gains and losses accumulated in The depreciation rates are reviewed on an annual basis. OCI are reclassified to profit or loss. Equity instruments. FINANCIAL ASSETS On initial recognition, a financial asset is measured at fair value plus, On initial recognition of an equity investment that is not held for for an instrument not measured at fair value through profit or loss, trading, the Group may irrevocably elect to present subsequent transaction costs that are directly attributable to its acquisition. changes in the investment’s fair value in other comprehensive Trade receivables without a significant financing component are income. This election is made on an investment-by-investment basis measured at the transaction price, as a proxy for fair value, at initial and such financial assets are measured at fair value. Dividends recognition. are recognised as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. The Group further classifies its financial assets as measured either Other net gains and losses are recognised in OCI and are never at amortised cost, fair value through other comprehensive income reclassified to profit or loss. (debt or equity instrument) or fair value through profit or loss. The classification of financial assets is based on the business model Financial assets at fair value through profit or loss under which a financial asset is managed, which is primarily solely (FVTPL) to collect payments of principle and interest, and its contractual All financial assets not classified as measured at amortised cost or cash flow characteristics. These classification categories also FVOCI as described above are measured at FVTPL. This includes all describe the measurement of financial assets subsequent to initial derivative financial assets. recognition. Financial assets in this category are subsequently measured at Financial assets at amortised cost fair value. Net gains and losses, including any interest or dividend A financial asset is measured at amortised cost if it meets both of income, are recognised in profit or loss. the following conditions and is not designated as measured at fair value through profit or loss: IMPAIRMENT OF FINANCIAL ASSETS • it is held within a business model whose objective is to hold At each reporting date, the Group assesses whether financial assets assets to collect contractual cash flows; and carried at amortised cost and debt instruments measured at FVOCI • its contractual terms give rise on specified dates to cash flows are credit-impaired. A financial asset is ‘credit-impaired’ when one that are solely payments of principal and interest on the principal or more events that have a detrimental impact on the estimated amount outstanding. future cash flows of the financial asset have occurred. Financial assets in this category are measured at amortised cost using the effective interest method. The amortised cost is reduced The Group measures credit loss allowances on financial assets by impairment. Interest income, foreign exchange gains and losses measured at amortised cost on either of the following bases: and impairment losses are recognised in profit or loss. Any gain or • Lifetime expected credit losses (ECLs): ECLs that result from loss on derecognition is recognised in profit or loss. all possible default events over the expected life of a financial instrument; and Financial assets at fair value through other • 12-month ECLs: The portion of lifetime ECLs that result from comprehensive income (FVOCI) possible default events within the 12 months after the reporting Debt Instruments. date A debt investment is measured at FVOCI if it meets both of the following conditions and is not designated as measured at fair value through profit or loss: • it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and 9

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES CONTINUED The Group measures credit loss allowances on financial assets at FAIR VALUE OF FINANCIAL ASSETS an amount equal to lifetime ECLs, except for the following financial The carrying value less impairment provision of trade receivables assets, which are measured as 12-month ECLs: and payables are assumed to approximate their fair values. The fair • debt instruments that are considered to have low credit risk at values of financial liabilities are estimated by discounting the future the reporting date; and contractual cash flows at the current market interest rate that is • other debt instruments and bank balances for which credit available to the Group for similar financial instruments. risk (i.e. the risk of default occurring over the expected life of the financial instrument) has not increased significantly since FINANCIAL LIABILITIES initial recognition. All financial liabilities, except for derivative instruments, are When assessing whether the credit risk of a financial asset has measured at amortised cost. Interest expense is recognised in the increased significantly since initial recognition and when estimating income statement at the effective rate. ECLs, the Group considers reasonable and supportable information that is relevant and available without undue cost or effort. This DERIVATIVE FINANCIAL INSTRUMENTS AND HEDGE includes both quantitative and qualitative information and analysis, ACCOUNTING based on the Group’s historical experience and informed credit assessment and including forward-looking information. The Group only enters into derivative financial instruments in order to hedge underlying financial and commercial exposures. The Group considers a financial asset to be in default (i.e. loss incurred) when: Derivative financial instruments are initially recognised at fair value on the date a derivative contract is entered into and are • there is evidence that the amount is unlikely to be paid in full, subsequently re-measured at their fair value. without recourse by the Group to actions such as realising collaterals (if any is held); or The method of recognising the resulting gain or loss is dependent • the financial asset is connected to a business with whom we on the nature of the item being hedged. no longer have a relationship and is longer than 3 months past The Group designates derivatives as either a hedge of the fair due. value of a recognised asset or liability (fair value hedge), a hedge The Group applies the IFRS 9 simplified approach to measure ECLs of a forecasted transaction or of the foreign currency risk on a firm on trade receivables and contract assets which represent unbilled commitment (cash flow hedge), or a hedge of a net investment in a consideration for which goods or services have been delivered, but foreign entity (net investment hedges). the right to consideration is contingent on something other than passage of time. Under the simplified approach ECLs are measured Changes in the fair value of derivatives that are designated and qualify at an amount equal to Lifetime ECLs. Lifetime ECLs on trade as fair value hedges and that are highly effective, are recorded in the receivables and contract assets are measured based on the actual income statement, along with any changes in the fair value of the credit loss experience over the preceding 5 years. hedged asset or liability that is attributable to the hedged risk. The actual credit loss experience is adjusted, if considered Changes in the fair value of derivatives that are designated and significant, by scalar factors by an increase or decrease in the qualify as cash flow hedges and that are highly effective, are impairment provision percentage applied to various ageing brackets recognised in equity. Where the forecasted transaction or firm to reflect the expected losses that the Group expects to incur. commitment results in the recognition of a non-financial asset or of a non-financial liability, the gains and losses previously Credit loss allowances on financial assets measured at amortised deferred in equity are transferred from equity and included in the cost are deducted from the gross carrying amount of the assets. initial measurement of the cost of the asset or liability. Otherwise, Credit loss allowances on financial assets measured at FVOCI are amounts deferred in equity are transferred to the consolidated recognised in OCI, instead of reducing the carrying amount of the income statement and classified as income or expense in the same asset. periods during which the hedged firm commitment or forecasted transaction affects the income statement. Credit loss allowances relating to trade and other receivables, including contract assets, are presented separately in the income The gain or loss relating to the ineffective portion is recognised statement. Impairment losses on financial assets other than trade immediately in the income statement. and other receivables are presented as 'finance costs’. When a hedging instrument expires or is sold, any cumulative gain The Group writes off financial assets measured at amortised cost or loss existing in equity at that time remains in the hedging reserves when the view is that the amount is non recoverable and that all and is reclassified to the income statement when a hedge no longer reasonable efforts have been made to collect the outstanding meets the criteria for hedge accounting or when the committed amounts. or forecasted transaction ultimately occurs. When a committed or forecasted transaction is no longer expected to occur, the cumulative gain or loss that was reported in equity is immediately recognised in the income statement. 10

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES CONTINUED The Group has elected to continue to apply the hedge accounting TRADE PAYABLES provisions contained in Financial Instruments (IAS 39) as permitted by paragraph 7.2.21 of IFRS 9. The ensuing accounting policies Trade payables are initially recognised at fair value and subsequently reflect the hedge accounting provisions under IAS 39. measured at amortised cost except for contingent considerations, which is always measured at fair value based on the underlying criteria of each transaction. OFFSETTING FINANCIAL INSTRUMENTS Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable BORROWINGS right to offset the recognised amounts and there is an intention Borrowings are classified as current liabilities unless the Group has to settle on a net basis or realise the asset and settle the liability an unconditional right to defer settlement of the liability for at least simultaneously. The legally enforceable right must not be contingent 12 months after the balance sheet date. Borrowings are recognised on future events and must be enforceable in the normal course of initially at fair value, net of transaction costs incurred. They are business and in the event of default, insolvency or bankruptcy of the subsequently stated at amortised cost using the effective interest company or the counterparty. rate method. INSURANCE BROKING RECEIVABLES AND PAYABLES INCOME TAX Insurance brokers act as agents in placing the insurable risks of their clients with insurers and, as such, are not liable as principals The charge for taxation is based on the result for the year at current for amounts arising from such transactions. In recognition of this rates of tax and takes into account deferred tax. relationship, debtors from insurance broking transactions are not Deferred income tax is provided in full, using the liability method, on included as an asset of the Group. Other than the receivable for temporary differences arising between the tax bases of assets and fees and commissions earned on a transaction, no recognition of liabilities and their carrying amounts in the consolidated financial the insurance transaction occurs until the Group receives cash statements. However, if the deferred income tax arises from initial in respect of premiums or claims, at which time a corresponding recognition of an asset or liability in a transaction other than a liability is established in favour of the insurer or the client. business combination that at the time of the transaction affects In certain circumstances, the Group advances premiums, refunds or neither accounting nor taxable profit or loss, it is not recognised. claims to insurance underwriters or clients prior to collection. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the balance sheet These advances are reflected in the consolidated balance sheet as date and are expected to apply when the related deferred income part of trade receivables. tax asset is realised or the deferred income tax liability is settled. Deferred income tax is charged or credited to equity in respect TRADE RECEIVABLES of any items, which is itself either charged or credited directly to Trade receivables are recognised initially at fair value and equity. subsequently at amortised cost, less provision for credit impairment. Any subsequent recognition of the deferred gain or loss in The Group uses an expected credit loss model to determine the consolidated income statement is accompanied by the impairment provisions. corresponding deferred income tax. The carrying amount of the asset is reduced through the use of an Deferred income tax assets are recognised to the extent that it is allowance account, and the amount of the loss is recognised in the probable that future taxable profit will be available against which the income statement. temporary differences can be utilised. When a trade receivable is uncollectible, it is written off against the Deferred income tax is provided on temporary differences arising on allowance account for trade receivables. investments in subsidiaries and associates, except where the Group controls the timing of the reversal of the temporary difference and it CASH AND CASH EQUIVALENTS is probable that the temporary difference will not reverse in the Cash and cash equivalents include cash in hand, deposits held foreseeable future. at call with banks and other short-term highly liquid investments with original maturities of three months or less. Bank overdrafts are shown within borrowings in current liabilities on the balance sheet. Whilst held in the Group’s non-statutory trust accounts under appropriate client money regulation, fiduciary funds held are controlled by the Group and economic benefits are derived from them. As such these funds are recognised as an asset on the Group’s balance sheet. 11

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES CONTINUED EMPLOYEE BENEFITS PROVISIONS FOR LIABILITIES AND CHARGES Pension obligations A provision is recognised where there is a present obligation, whether legal or constructive, as a result of a past event for which The Group operates a number of defined benefit pension schemes, it is probable that a transfer of economic benefits will be required to and a number of employees are members of defined contribution settle the obligation and a reasonable estimate can be made of the pension schemes. amount of the obligation. Where appropriate the Group discounts Full actuarial valuations of the Group’s defined benefit schemes are provisions to their present value. The unwinding of the provision carried out at least every three years. discounting is included as an interest expense within finance costs in the income statement. A qualified actuary updates these valuations to 31 December each year. For the purposes of these annual updates, scheme assets are included at market value and scheme liabilities are REVENUE measured on an actuarial basis using the projected unit credit Revenue comprises both commission and fees for the services method; these liabilities are discounted at the current rate of return undertaken to place and administer contracts of insurance, of a high quality corporate bond of equivalent currency and term. employee benefits arrangements and for other related services. The defined benefit surplus or deficit is calculated as the present Revenue may comprise a combination of fees, commissions value of defined benefit obligations less the fair value of the plan and other forms of variable consideration. The transaction assets and is included on the Group’s balance sheet. Surpluses price considers all of the elements for each contract and are included only to the extent that they are recoverable through applies constraints to variable consideration based on the past reduced contributions in the future or through refunds from the performance of similar contracts. schemes. The net interest on the defined benefit surplus/deficit is included within finance costs. Actuarial gains and losses, including Where past performance has been volatile and has little predictive differences between the expected and actual return on scheme value, the constraint applied can be significant. Where appropriate assets, are recognised through the consolidated statement of revenue is deferred to account for the possibility of a cancellation or comprehensive income. a refund liability. Performance obligations are assessed on the basis of the specific arrangements in the contract, or where such is not A defined contribution plan is a pension plan under which the defined, on the basis of each separate and distinct obligation for Group pays fixed contributions into a separate entity. The Group which a market value can be ascribed. has no legal or constructive obligations to pay further contributions if the fund does not hold sufficient assets to pay all employees The Group satisfies some performance obligations at a point the benefits relating to employee service in the current and prior in time, and others over time where the customer is receiving periods. a simultaneous benefit, or the Group has a contractual right to payment for the work both performed and transferred to the client. The costs of the Group’s defined contribution pension schemes are charged to the income statement in the period in which they fall For contracts where the revenue is expected to be collected more due. than 1 year from its recognition and is not an estimate of a variable amount, consideration is given to the time value of money. Where Share-based compensation relevant the deemed interest is recognised as a component of The Group operates a number of equity-settled, share-based finance income. compensation plans. The fair value of the employee services Where the value of variable revenue is beyond the control of the received in exchange for the grant of the awards is recognised as Group and it cannot be estimated reliably and there is a probability it an expense. will reverse, it will not be recognised until the amount is known with The total amount to be expensed over the vesting period is reasonable certainty. determined by reference to the fair value of the awards granted, Contract warranties and indemnities are not a significant feature of excluding the impact of any non-market vesting conditions (for the Group’s business. example, profitability and sales growth targets). Non-market vesting conditions are included in assumptions about the number of awards Incremental costs to obtain a contract and contract fulfilment costs that are expected to vest. At each balance sheet date, the entity are capitalised and amortised to profit or loss on a systematic basis revises its estimates of the number of awards that are expected to to match the recognition of revenue as the service is delivered to the vest. It recognises the impact of the revision of original estimates, if client. Such costs are capitalised only where the Group expects to any, in the income statement, and a corresponding adjustment to recover these costs, and, in the case of incremental costs to obtain equity. a contract, where the amortisation period of the asset is more than 1 year. Additionally, in respect of contract fulfilment costs, these The proceeds received net of any directly attributable transaction costs must relate directly to the contract, generate assets used to costs are credited to share capital (at nominal value) and share satisfy the contractual performance obligations, and do not qualify premium (excess over nominal value) when the options are to be recognised as an asset under other accounting standards. exercised. 12

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES CONTINUED Assets recognised on the Group's balance sheet arising from the Other services capitalisation of incremental costs to obtain a contract and contract These are mainly fee-based arrangements and revenue is fulfilment costs are presented as part of contract assets. recognised in line with the distinct and separate performance obligations in the contract. Insurance broking related services Revenue may comprise a combination of fees, commissions Fulfilment and other incremental costs to obtain the contract are and other forms of variable consideration. Where the contract capitalised where they are expected to be recovered and amortised specifically identifies the performance obligations then revenue is as the revenue is recognised for each specific performance recognised accordingly. obligation. Where there is no separate arrangement, revenue is considered Fees and other income receivable are recognised in the period to to be wholly related to the placement activity and recognised at which they relate and it is probable that the Group will collect the the later of the policy inception date, or the date on which the consideration for the services rendered. placement is complete and confirmed. Where there are separate arrangements or where other performance obligations are separate Investment income and distinct from placement, revenue is deferred to cover the Investment income arises from the holding of cash and investments provision of services that are more than administrative in nature and relating to fiduciary funds and is recognised on an accruals basis. that are separate and distinct. In the main these post-placement performance obligations relate to the provision of claims related LEASES services. Assets held under leasing agreements, which transfer substantially Contract modifications are treated on a cumulative catch-up basis all the risks and rewards of ownership to the Group, are included in or as a new contract depending on the circumstances in each case. property, plant and equipment. The capital elements of the related A deferral of revenue is made to cover the likelihood of contract lease obligations are included in liabilities. The interest elements of cancellation. the lease obligations are charged to the income statement over the period of the lease term. Fulfilment costs, which mainly represent the direct costs incurred from appointment or renewal instruction to the point at which The property, plant and equipment acquired under finance leases placement is confirmed, are amortised in full when the placement are depreciated over the shorter of the useful life of the asset and revenue is recognised. the lease term. Leases in which a significant portion of the risks and rewards of Revenue deferrals and fulfilment costs are mainly calculated on a ownership are retained by the lessor are classified as operating portfolio basis, with estimates made based on past history. leases. Payments made under operating leases (net of any Incremental costs to obtain a contract are capitalised where they incentives received from the lessor) are charged to the income can be directly identified and are expected to be recovered. statement on a straight-line basis over the period of the lease. Employee benefits DIVIDEND DISTRIBUTION Fee-based revenue is recognised in line with the distinct and separate performance obligations in the contract. Dividends proposed or declared after the balance sheet date are not recognised as a liability at the balance sheet date. Final Fulfilment costs, which may include data transfer and other set up dividends are recognised as a charge to equity once approved and costs, are amortised in line with the recognition of revenue for the interim dividends are charged once paid. specific performance obligation. The likelihood of cancellation is assessed based on past FINANCIAL AND CAPITAL RISK MANAGEMENT performance of similar contracts and a resulting deferral of revenue The Group’s exposure to financial risks and its financial and capital is made. management policies are detailed in Note 38. Commission-based remuneration follows the same recognition criteria as insurance broking and related services. 13

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES CONTINUED CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS Revenue for Employee Benefits is recognised when separate Estimates and judgments used in preparing the financial statements performance obligations are completed. A key judgement in this are continually evaluated and are based on historical experience business is the identification of the various performance obligations and other factors, including expectations of future events that are and determining whether the contract contains revenue that should believed to be reasonable. The resulting accounting estimates will, be recognised over the contractual periods. by definition, seldom equal the related actual results. Further information on contract assets and contract liabilities is The estimates and assumptions that have a significant effect on the included in notes 18 and 19 of the financial statements. carrying amounts of assets and liabilities are discussed below. b) Fair value estimation a) Revenue The fair value of acquired intangible assets is estimated based Revenue is required to be recognised on the basis of completed upon the present value of modelled related expected future performance obligations. The extent of contract assets and cash flows. liabilities recognised is dependent on a number of judgements (first Judgement may be applied in the determination of the growth three bullet points) and estimates (last two bullet points) namely: rates, discount rates and the expected cash flows. The results • the number of performance obligations in a single contract; of the sensitivities to changes in assumptions for level 3 financial • the expected likelihood and timing of post placement activities; instruments is included in note 20. • the determination of whether a performance obligation has been completed; c) Impairment of assets The Group tests annually whether goodwill and other assets • the costs and time associated with the various performance obligations; and that have indefinite useful lives suffered any impairment. Other assets are reviewed for impairment whenever events or changes • the profit margins attributable to residual performance in circumstances indicate that the carrying amount of the asset obligations. exceeds its recoverable amount. The Group determines these judgements for a portfolio of contracts based on the geographical location of the underlying business The recoverable amount of an asset or a cash generating unit and estimates based on the results of various surveys conducted. is determined based on value-in-use calculations prepared on If actual experiences differ from what was originally expected this the basis of management’s assumptions and estimates. This may have an impact on the profits. determination requires significant judgment. In making this judgment, the Group evaluates, among other factors, the duration Revenue on insurance broking activities is determined on the and extent to which the fair value of an investment is less than its residual basis, which is the total transaction price adjusted for post cost; and the financial health of and near-term business outlook placement activities. Key judgements applied in the insurance for the investment, including factors such as industry and sector broking activities involve the identification and valuation estimates performance, change in regional economies and operational and of the post placement obligations. The value of revenue attributed financing cash flow. to post placement obligations is determined (estimated) by the cost of fulfilling post placement obligations and an appropriate profit margin. The revenue attributable to post placement obligation is recognised in the income statement over the estimated pattern of service. Variable consideration in insurance broking activities is only recognised when based on judgement it is highly probable that it will be received. The nature of variable consideration includes commission arrangements, quota share brokerage and similar arrangements. The group has considered prior experience, current performance and the nature of the contracts in considering the amount of revenue to be recognised. Management have performed an analysis on material elements of variable consideration and has determined that the impact would be immaterial. 14

JARDINE LLOYD THOMPSON GROUP PLC SIGNIFICANT ACCOUNTING POLICIES CONTINUED d) Income taxes f) Litigation and other provisions The Group is subject to income taxes in numerous jurisdictions. During the ordinary course of business the Group can be subject to Significant judgement is required in determining the worldwide claims for errors and omissions made in connection with its broking provision for income taxes. There are many transactions and activities. calculations for which the ultimate tax determination is uncertain during the ordinary course of business. Where the final tax outcome A balance sheet provision is established in respect of such claims of these matters is different from the amounts that were initially when it is probable that the liability has been incurred and the recorded, such differences will impact the income tax and deferred amount of the liability can be reasonably estimated. tax provisions in the period in which such determination is made. The Group analyses its litigation and potential litigation exposures Details of the Group's Income Tax Expense and Deferred Tax based on available information, including external legal consultation balances can be found in notes 6 and 22 respectively. where appropriate, to assess its potential liability. The outcome of the currently pending and future proceedings e) Pension obligations cannot be predicted with certainty. Thus, an adverse decision in The present value of pension obligations depends on a number of a current or future lawsuit could result in additional costs that are factors that are determined on an actuarial basis using a number of not covered, either wholly or partially, under insurance policies and assumptions. are in excess of the presently established provisions. It is possible therefore that the financial position, results of operations or cash The assumption used in determining the net cost or income for flows of the Group could be materially affected by the unfavourable pension obligations is a discount rate based upon high quality outcome of litigation. In assessing the provision for enhanced corporate bonds. transfer value products, significant judgement has been applied, Any changes in the assumptions may impact the carrying amount utilising past experience where available. The actual outcome of pension obligations, the charge in the income statement, or may be materially different. The Group has applied considerable statement of comprehensive income. judgement, as described in note 23 to the Financial Statements, in determining a provision for customers who were offered pension The Group determines the appropriate discount rate at the end of related enhanced transfer value products. each year. This is the interest rate that should be used to determine the present value of estimated future cash outflows expected to be g) Recognition of insurance broking debtors and creditors required to settle the pension obligations. A significant judgment in the insurance broking business is the determination of when the Group acts as agents in placing the In determining the appropriate discount rate, the Group considers insurable risks of their clients with insurers and, therefore will not the interest rates of high-quality corporate bonds that are be liable as principals for amounts arising from such transactions. denominated in the currency in which the benefits will be paid, and In recognition of this agency relationship, debtors from insurance that have terms to maturity approximating the terms of the related broking transactions are not included as an asset of the Group pension liability. Other key assumptions for pension obligations financial statements. Other than the receivable in respect of fees are based in part on current market conditions. As well as the and commissions earned on a transaction, no recognition of the discount rate, the inflation rates and life expectancy are also key insurance transaction occurs until the Group receives cash in assumptions. respect of premiums or claims, at which time a corresponding To set the price inflation assumptions the Group considers market liability is established in favour of the insurer or the client. expectations of inflation at the appropriate durations. Adjustments In certain circumstances, the Group advances premiums, refunds are made to these rates where necessary to reflect an inflation or claims to insurance underwriters or clients prior to collection. risk premium. In determining the life expectancy assumptions the These advances are reflected in the consolidated balance sheet as Group considers the mortality assumptions used by the Trustees part of trade receivables. of the pension schemes in their latest actuarial valuations and also In addition, the Group recognises fiduciary funds on balance sheet mortality guidance laid out by legislation. This enables the Group to due to the control the Group exercises over the finds and economic determine a best estimate of life expectancy that is appropriate for benefits are derived from them through investment income. These accounting purposes. funds include client money held in the form of premiums due to underwriters and claims paid by insurers due to policyholders. Fiduciary funds are not available for general corporate purposes. 15

JARDINE LLOYD THOMPSON GROUP PLC FUTURE DEVELOPMENTS The following standards have been published but are not mandatory for 31 December 2018 reporting period and the Group has not adopted them early. IFRS 16 – Leases IFRS 16 Leases (“IFRS 16” or the “Standard”) was issued in January 2016 with a mandatory adoption date of 1 January 2019. The adoption of the Standard will result in the vast majority of leases being recognised on the balance sheet by lessees, as the distinction between operating and finance leases is removed by the Standard. Under the Standard, a lessee recognises on its balance sheet, at commencement of a lease, a right-of-use asset (representing the right to use the leased item) and a financial liability for committed lease payments. The Group has made the election, as permitted by the Standard, to exempt short-term and low-value leases from this treatment. The accounting rules for lessors remain largely unchanged. The Group will apply IFRS 16 from its mandatory adoption date of 1 January 2019. The Group intends to apply the simplified transition approach and will not restate comparative amounts for the year prior to first adoption. The Group will recognise the cumulative effect of initially applying the Standard as an adjustment to opening retained earnings as at 1 January 2019. For the initial application of the Standard, the Group will elect, on a lease-by-lease basis, to measure the right-of-use asset either (1) by determining the value of the right-of-use asset as if the Standard had always been applied; or (2) with reference to outstanding lease payments at 1 January 2019, adjusted for accruals and prepayments existing on the balance sheet at 31 December 2018. On transition to IFRS 16 on 1 January 2019, the Group expects to recognise right-of-use assets of between £260 million and £315 million; lease and other liabilities of between £290 million and £345 million; and an increase in deferred tax assets of between £5 million and £6 million. Overall net assets and equity is expected to reduce by between £20 million and £24 million. The Group expects that net profit before taxation and net profit after taxation will decrease between £4 million to £7 million and between £3 million to £6 million respectively for 2019 as a result of adopting the new requirements. Underlying trading profit used to measure segment results is expected to increase between £5 million to £7 million. This increase arises as IFRS 16 effectively redistributes lease payments from rental expense to depreciation and interest expense, whereby the latter is excluded from the measurement of underlying trading profit. The Group’s activities as a lessor are not material and the Group does not expect any significant impact on the financial statements in this respect. Notwithstanding this, additional disclosures will be made to comply with the requirements of the new Standard. 16

JARDINE LLOYD THOMPSON GROUP PLC 1. SEGMENT INFORMATION Management has determined its operating segments based on the analysis used to make strategic decisions. BUSINESS SEGMENT ANALYSIS During the 2018 financial year, the Group has been restructured into three global trading divisions each operating on a worldwide basis; Specialty, Reinsurance, Employee Benefits and Head Office & Other. These segments are consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Group Executive Committee. The Specialty segment comprises JLT's global specialist, wholesale, personal lines and SME activities. The Reinsurance segment comprises of JLT's global reinsurance and captives management activities. The Employee Benefits segment consists of pension administration, outsourcing and employee benefits consultancy, healthcare and wealth management activities. The Head Office & Other segment consists mainly of holding companies, central administration functions and the Group's investment in associates. SEGMENT RESULTS Management assesses the performance of the operating segments based upon a measure of underlying trading profit. Segment results include the net income or expense derived from the trading activities of the segment together with the investment income earned on fiduciary funds. Interest income on the Group’s own funds and finance costs are excluded since the trading activities of the Group’s primary segments are not of a financial nature. Income tax expense and the charge in respect of non-controlling interests are excluded from the segmental allocation. SEGMENT ASSETS AND LIABILITIES Assets and liabilities are not allocated to individual segments and are therefore all reported within Head Office & Other. INVESTMENTS IN ASSOCIATES The Group owns the following stakes in its principal associates: 20% of GrECo, which operates mainly in Austria and Eastern Europe; 25% of MAG JLT, which operates mainly in Italy and 25% of March-JLT, which operates mainly in Spain. The investment and the Group’s share of the net results of these associates are included in the Head Office & Other segment, together with the investment and results of the Group’s other associates JLT Insurance Management Malta, JLT Energy (France) SAS and JLT Independent Insurance Brokers Private Ltd. During the year, the Group disposed of its Mexican associate, Sterling Re Intermediaro de Reaseguro SA de CV which was shown as held for sale last year. OTHER SEGMENT ITEMS Capital expenditure comprises additions to property, plant and equipment and other intangible assets. 17

JARDINE LLOYD THOMPSON GROUP PLC

1. SEGMENT INFORMATION CONTINUED

Year ended 31 December 2018	Global Specialty £'000	Global Reinsurance £'000	Global Employee Benefits £'000	Head Office & Other £'000	Total £'000
Fees and commissions	892,550	228,920	316,946	-	**1,438,416**
Investment income	9,579	3,165	121	-	**12,865**
Total revenue	**902,129**	**232,085**	**317,067**	**-**	**1,451,281**
Underlying trading profit/(loss)	**192,726**	**45,761**	**51,185**	**(35,589)**	**254,083**
Operating profit/(loss)	170,210	37,316	12,475	(122,375)	**97,626**
Finance costs - net	-	-	-	(23,562)	**(23,562)**
Share of results of associates	-	-	-	3,055	**3,055**
Profit/(loss) before taxation	**170,210**	**37,316**	**12,475**	**(142,822)**	**77,119**
Income tax expense	-	-	-	(31,887)	**(31,887)**
Non-controlling interests	-	-	-	(10,966)	**(10,966)**
Net profit/(loss) attributable to the owners of the parent	**170,210**	**37,316**	**12,475**	**(185,735)**	**34,266**
Segment assets				2,888,329	**2,888,329**
Investments in associates				54,234	**54,234**
Total assets				**2,942,563**	**2,942,563**
Segment liabilities				(2,631,927)	**(2,631,927)**
Total liabilities				**(2,631,927)**	**(2,631,927)**
Other segment items:					
Capital expenditure	19,520	2,712	12,439	12,871	**47,542**
Depreciation, amortisation and impairment charges (including amounts in salaries and associated expenses)	(21,948)	(4,705)	(10,788)	(14,505)	**(51,946)**

Year ended 31 December 2018	Global Specialty £'000	Global Reinsurance £'000	Global Employee Benefits £'000	Head Office & Other £'000	Total £'000
Timing of revenue recognition					
At a point in time:					
- Placement services	743,081	210,340	113,797	-	**1,067,218**
- Consulting and administration services	51,725	4,034	22,007	-	**77,766**
- Other services	4,101	86	2,489	-	**6,676**
Total revenue recognised at a point in time	**798,907**	**214,460**	**138,293**	**-**	**1,151,660**
Over time:					
- Consulting and administration services	43,392	1,210	177,967	-	**222,569**
- Claims handling services	49,374	4,817	671	-	**54,862**
- Other services	877	8,433	15	-	**9,325**
Total revenue recognised over time	**93,643**	**14,460**	**178,653**	**-**	**286,756**
Total fees and commissions	**892,550**	**228,920**	**316,946**	**-**	**1,438,416**

18

JARDINE LLOYD THOMPSON GROUP PLC

1. SEGMENT INFORMATION CONTINUED

GEOGRAPHICAL SEGMENT ANALYSIS

Although the Group's three business segments are managed on a worldwide basis, they operate in five principal geographical areas of the world.

The United Kingdom is the home country of the parent company Jardine Lloyd Thompson Group plc.

The Specialty segment operates in the United Kingdom, the Group's home country. In the Americas, the Specialty segment operates in Argentina, Bermuda, the Caribbean, Brazil, Canada, Colombia, Peru, Chile and the United States. The Australian segment includes operations in Australia and New Zealand. In Europe, it operates in the Republic of Ireland, Sweden, Finland, Norway, Denmark, Germany, Guernsey, Belgium, France, The Netherlands, Spain, Switzerland and Russia. The Asian segment includes operations in Singapore, Hong Kong, Taiwan, Indonesia, Japan, Thailand, South Korea, Philippines, Malaysia, China, Vietnam, Dubai, Qatar, Bahrain and Turkey. In Rest of the World, it operates in South Africa.

The Reinsurance segment operates in the United Kingdom. In the Americas, the Reinsurance segment operates in Bermuda, the Caribbean, Canada and the United States. The Australian segment includes operations in Australia. In Europe, it operates in the Republic of Ireland, Sweden, Denmark, Guernsey, France and Spain. The Asian segment includes operations in Hong Kong, Indonesia, Thailand, South Korea, Philippines and Malaysia.

The Employee Benefits segment operates in the United Kingdom. In the Americas, the Employee Benefits segment operates in Brazil, Canada, Colombia and Peru. The Australian segment includes operations in Australia and New Zealand. In Europe, it operates in the Republic of Ireland and Switzerland. The Asian segment includes operations in Singapore, Hong Kong, Taiwan, Indonesia, Japan, Thailand, South Korea, Philippines, Malaysia, China and Vietnam. In Rest of the World, it operates in South Africa.

The Head Office & Other activities segment is mainly based in the United Kingdom with minor operations in the Americas, Europe and Asia. The Group's captive operations are included in the United Kingdom segment.

Fees and commissions are disclosed by (1) the country in which the office is located and (2) the country in which the customer is located.

Segment non-current assets, segment assets and segment liabilities are disclosed based on the country in which they are located or occur. Interest bearing assets (e.g. cash & cash equivalents and investments & deposits) relating to the Group's own funds, held-for-sale financial assets and deferred tax assets are excluded from segment assets. Interest bearing liabilities (e.g. borrowings) and current and deferred tax liabilities are excluded from segment liabilities. Items excluded from segmental allocation are referred to as "unallocated".

Year ended 31 December 2018	Fees and commissions (1) £'000	Fees and commissions (2) £'000	Segment non-current assets £'000	Segment assets £'000	Segment liabilities £'000
UK	645,472	377,961	385,671	1,446,629	(1,226,694)
Americas	361,842	497,165	259,757	553,936	(306,192)
Australia	154,114	171,022	46,114	148,734	(104,235)
Asia	207,509	213,101	44,356	236,154	(159,705)
Europe	60,528	129,361	56,958	183,130	(62,604)
Rest of the World	8,951	49,806	6,555	8,803	(3,146)
	1,438,416	**1,438,416**	**799,411**	**2,577,386**	**(1,862,576)**
Investments in associates				54,234	-
Unallocated assets/(liabilities)				310,943	(769,351)
Total assets/(liabilities)				**2,942,563**	**(2,631,927)**

19

JARDINE LLOYD THOMPSON GROUP PLC 2. OPERATING PROFIT The following items have been charged/(credited) in arriving at operating profit: 2018 £’000 Foreign exchange losses/(gains): - fees and commissions 7,938 - other operating costs (278) 7,660 Amortisation of other intangible assets: - software costs 15,395 - other intangible assets 3,918 Write off of other intangible assets: - software costs 2,070 Depreciation on property, plant and equipment: - owned assets 12,750 - leased assets under finance leases 29 Impairment of fair value through profit and loss 2,491 Total depreciation, amortisation and impairment charges 36,653 Amortisation of capitalised employment contract payments (included in salaries and associated expenses) 15,293 (Gains)/losses on disposal of property, plant and equipment (240) Operating lease rentals payable: - minimum lease payments: - land and buildings 47,496 - furniture, equipment and motor vehicles 1,742 - computer equipment and software 328 - sub-leases receipts: - land and buildings (574) 48,992 Fair value gains on derivative financial instruments 338 3. INVESTMENT INCOME 2018 £’000 Interest receivable - fiduciary funds 12,865 Prior year investment income 7,474 Effect of: - average cash balance variance 1,450 - interest yield variance 4,389 - foreign exchange variance (448) 12,865 The Group’s investment income arises from its holdings of cash and investments relating to fiduciary funds. Equivalent average cash and investment balances during the year amounted to £912 million denominated principally in US dollars (62%), Sterling (12%) and Australian dollars (11%). The average return for 2018 was 1.41%. Based upon average invested balances each 1% movement in the average achieved rate of return would impact anticipated interest income by approximately £9.1 million. 20

JARDINE LLOYD THOMPSON GROUP PLC 4. FINANCE INCOME AND COSTS 2018 £’000 Interest receivable - own funds 4,091 Interest expense: - bank and other borrowings (18,507) - finance leases (207) - interest in respect of liability discounting (4,955) Pension financing: - expected return on retirement benefits scheme assets 13,532 - interest on retirement benefits scheme liabilities (17,516) Net pension financing expense (3,984) Finance costs - net (23,562) Finance costs (27,653) Finance income 4,091 Finance costs - net (23,562) INTEREST RATE RISK The Group has both interest-bearing assets, explained in note 4, and interest bearing liabilities that give rise to net exposures to changes in interest rates, primarily in US dollars and Sterling. Where appropriate, the Group uses interest rate swaps to hedge or match these interest rate exposures. The Group’s policy is to continue to manage net interest rate exposures arising from the Group’s cash (including fiduciary funds) and borrowings. Each 1% movement in the average achieved interest rate impacts interest expense and profit and loss by approximately £6.2 million based on average net borrowings in 2018. There will be no impact on other comprehensive income other than what is mentioned above. 21

JARDINE LLOYD THOMPSON GROUP PLC 5. EMPLOYEE INFORMATION 2018 £’000 a) Salaries and associated expenses Wages and salaries 786,900 Social security costs 67,867 Pension costs 46,282 Equity settled share-based payments - incentive schemes (LTIP and SESS) 53,307 Other staff costs 47,562 1,001,918 2018 b) Analysis of employees Monthly average number of persons employed by the Group during the year Geographical segment: - UK 3,677 - Americas 2,121 - Australasia 1,103 - Asia 3,590 - Europe 352 - Rest of the world 143 10,986 Business segment: - Specialty 5,622 - Reinsurance 929 - Employee Benefits 3,513 - Head Office 922 10,986 2018 £’000 c) Key management compensation Salaries and short-term employee benefits 14,530 Post employment benefits 310 Other long-term benefits 334 Share-based payments 8,237 23,411 Key management personnel are defined as persons having authority and responsibility for planning, directing and controlling the activities of the Group directly or indirectly, including any director of the Group. This represents the Group Board of Directors and the Group Executive Committee only. The Group Executive Committee was reconstituted in April 2018 following the restructuring of the Group into three operating segments and accordingly reduced by 6 members. The Group’s equity-settled share-based payments comprise the JLT Long Term Incentive Plan (2004/2013) and Senior Executive Share Scheme. JLT LONG TERM INCENTIVE PLAN (2013) The Group has operated a Long Term Incentive Plan (LTIP) for Executive Directors and persons discharging managerial responsibility (PDMRs). The scheme was renewed in 2013. Awards under the scheme were granted in the form of nil-priced options or conditional share awards and normally satisfied using market-purchased shares. Under the terms, the awards would vest in full or in part depending on satisfaction of the performance conditions which had a 3 year performance period and a 10 year life from the date of grant. Awards attracted discretionary dividend equivalents (DDEs) that were rolled up and paid, in cash, on vesting. DDEs were paid to award holders only on the awards that had vested. Forfeited or lapsed awards were not eligible to DDEs and the DDEs that had accrued on the balance sheet were released to equity at the date of forfeiture. All outstanding awards vested on 29 March 2019 upon the Court sanction of the scheme of arrangement in connection with the MMC acquisition of JLT. 22

JARDINE LLOYD THOMPSON GROUP PLC

5. EMPLOYEE INFORMATION CONTINUED

SENIOR EXECUTIVE SHARE SCHEME

The Group has operated a Senior Executive Share Scheme for senior management and employees. Awards under the scheme were granted in the form of nil-priced options or conditional share awards and satisfied using market-purchased shares. The majority of awards had no specific performance criteria attached, other than the requirement that employees remain in employment with the Group. Certain awards were granted with specific performance targets defined for the individual executives. In general these have required targets for revenue and profit growth to be met over the vesting period. The awards had a 10 year life from the date of grant. Awards granted prior to 1 January 2014 attracted unconditional DDEs throughout the vesting period; this meant that DDEs have been paid to the award holders as and when dividends were paid to ordinary shareholders and there was no clawback on the dividends in the event of a forfeiture of the awards. The awards granted post 1 January 2014 attracted DDEs that were rolled up and paid in cash, on vesting. From 8 June 2015, all vested options were no longer eligible to DDEs.

FAIR VALUE OF AWARDS

Under IFRS 2 the fair value of awards granted during the year, calculated using a Black-Scholes model, is set out below:

	Exercise price pence	Performance period	Black-Scholes model assumptions: Share price on grant date pence	Volatility %	Dividend yield %	Maturity years	Risk free Interest rate %	Fair value of one award pence
JLT Long Term Incentive Plan (2013)/ Senior Executive Share Scheme								
2018	-	2018-21	1,258.00	20.51	-	1 - 3	0.92	1,258.00
2018	-	2018-23	1,870.00	23.14	-	1 - 5	1.18	1,870.00
2018	-	2018-21	1,890.00	23.95	-	3	0.71	1,890.00

The award holders who have awards under the JLT Long Term Incentive Plan (2004/2013) and the Senior Executive Share Scheme also receive payments equating to the dividends payable on their shares (subject to meeting the performance criteria). Assuming that the dividend yield is zero and that the awards are issued with no cost to the employees, then the fair value will equal the share price at date of grant.

The volatility has been calculated based on the historical share price of the Company, using a 3 year term.

All awards granted under the share schemes are conditional upon the employees remaining in the Group's employment during the vesting period, the actual period varies according to the scheme in which the employee participates. In calculating the cost of awards granted, anticipated lapse rates for the JLT Long Term Incentive Plan (2004/2013) and the Senior Executive Share Scheme are nil as both are issued with no cost to the employee. All outstanding share awards vested on 29 March 2019 upon the Court sanction of the scheme of arrangement in connection with the MMC acquisition of JLT. This revision to the expected vesting date has been reflected in the amortisation charge in the income statement.

	Movement in number of awards: Awards outstanding at 1 Jan 18 number	Granted number	Lapsed number	Exercised number	Awards outstanding at 31 Dec 18 number	Weighted average exercise (sale) price (p)	Awards exercisable at 31 Dec 18 number	Remaining contractual life (years)
JLT Long Term Incentive Plan (2013)	**2,243,952**	688,500	(487,815)	(181,538)	**2,263,099**	1,345.78	9,699	8.20
Senior Executive Share Scheme	**7,589,749**	2,344,170	(424,830)	(2,345,650)	**7,163,439**	1,307.16	767,265	7.96
Total	**9,833,701**	**3,032,670**	**(912,645)**	**(2,527,188)**	**9,426,538**	**1,309.94**	**776,964**	**8.02**

23

JARDINE LLOYD THOMPSON GROUP PLC 6. INCOME TAX EXPENSE 2018 £’000 Current tax expense Current year 31,961 Adjustments in respect of prior years 472 32,433 Deferred tax (credit) Origination and reversal of temporary differences 66 Change in tax rate (594) Adjustments in respect of prior years (18) (546) Total income tax expense 31,887 In July 2015 the UK Government announced further measures in relation to the UK corporation tax rate, reducing the headline rate of corporation tax to 19% from April 2017 and then to 18% from April 2020. A further 1% reduction in the main rate of corporation tax rate to 17% from 1 April 2020 was announced in Budget 2016. As at 31 December 2018, the additional 1% rate reduction to 17% from April 2020 has been enacted. The impact of the rate reduction to 17% has been incorporated into the income tax charge for the year ended 31 December 2018, taking into consideration when timing differences are expected to reverse. As explained in note 35, prior period balances have been restated for IFRS 15, resulting in the recognition of higher deferred tax balances. As IFRS 15 or equivalent local standards have been recognised in local tax bases in 2018 some of those timing differences have reversed resulting in lower current tax and reversal of deferred tax temporary difference. The tax on the Group’s profit before tax differs from the theoretical amount that would arise using the tax rate of the home country of the Company as follows: 2018 £’000 Profit before taxation 77,119 Tax calculated at UK Corporation Tax rate of 19.00% 14,653 Non-deductible expenses 1,992 Non recognition of tax losses 4,054 Other* 532 Adjustments in respect of prior years 454 Effect of difference between UK and non-UK tax rates 11,376 Effect of change in tax rate (594) Tax on associates (580) Total income tax expense 31,887 * Other includes the non-taxable losses/(gains) on disposal of subsidiaries. 24

JARDINE LLOYD THOMPSON GROUP PLC

7. EARNINGS PER SHARE

Basic earnings per share (EPS) is calculated by dividing the profit attributable to shareholders by the sum of the weighted average number of ordinary shares in issue during the year and the vested share options eligible to discretionary dividends equivalents, excluding unallocated shares held by the Trustees of the Employees' Share Ownership Plan Trust which are treated as treasury shares. The profit attributable to shareholders is the profit attributable to the owners of the parent adjusted for the dividends equivalents and undistributed earnings attributable to the unvested share options carrying unconditional dividends equivalents rights.

Diluted EPS is calculated by adjusting the weighted average number of ordinary shares in issue to take account for the potential dilutive effect of outstanding share options.

A reconciliation of earnings is set out below:

	2018 No. of shares
Weighted average number of shares	212,038,505
Effect of outstanding share awards	7,809,308
Adjusted weighted average number of shares	**219,847,813**

	2018				
	£'000	£'000	£'000	Pence	Pence
	Earnings	Adjustments[2]	Adjusted earnings for basic earnings per share	Basic earnings per share	Diluted earnings per share
Profit attributable to the owners of the parent	**34,266**	**(10)**	**34,256**	**16.2**	**15.6**

[2] Adjustments related to the dividends and undistributed earnings on unvested share awards carrying unconditional dividends equivalent rights.

8. DIVIDENDS

	2018 £'000
Final dividend in respect of 2017 of 21.8p per share	47,237
Less: adjustment for dividend equivalents*	(509)
	46,728
Interim dividend in respect of 2018 of 12.7p per share	28,448
	75,176

* Adjustment relating to dividend equivalents accrued in respect of various performance related share awards and long-term incentive plans not currently anticipated to fully vest.

No final dividend is proposed in respect of the financial year ended 2018.

25

JARDINE LLOYD THOMPSON GROUP PLC

9. GOODWILL

	Gross amount £'000	Impairment losses £'000	Net carrying amount £'000
At 31 December 2018			
Opening balance	**583,699**	**(5,921)**	**577,778**
Exchange differences	9,345	(208)	9,137
Disposals	(412)	-	(412)
Acquisitions	32,934	-	32,934
Closing balance	**625,566**	**(6,129)**	**619,437**

IMPAIRMENT TESTS FOR GOODWILL

Goodwill is allocated to the Group's cash generating units (CGUs) identified according to the manner in which the business is managed. During 2018 this changed from being by country of operation and business segment to being based on the business segment reporting structure. No additional impairment was identified as a result of this change in allocation. A summary of the goodwill allocation is presented below.

The recoverable amount of a CGU is determined based on value-in-use calculations. These calculations use cash flow projections based on financial budgets approved by management covering a five year period and are discounted using the weighted average cost of capital. Cash flows beyond the five year period are extrapolated using the estimated growth rates stated below:

		Key assumptions	
	Net carrying amount £'000	Growth rate (1) %	Discount rate (2) %
At 31 December 2018			
Global Specialty	309,884	2.16%	5.50%
Global Reinsurance	192,035	1.61%	5.76%
Global Employee Benefits	117,518	2.53%	5.57%
	619,437	**2.17%**	**5.55%**

1) Average growth rate used to extrapolate cash flows beyond five years.
2) Pre-tax discount rate applied to the cash flow projections.

The key assumptions used in value-in-use calculations were:

The budgeted trading profit growth: Management determines budgeted trading profit based on past experience and its expectation for market development.
The budgeted investment income growth is based on past experience and long-term interest rates projections.
The discount rates used are pre-tax and reflect specific risks relating to the relevant segment and country of operation.
The weighted average growth rates used are consistent with long-term economic forecasts in the countries of operation.
The value-in-use is compared to an adjusted goodwill. The adjusted goodwill is the goodwill grossed up to reflect a 100% ownership by the Group.

The key sensitivity analyses are:

A decrease of 1% in the growth rate resulted in a reduction of 21% in the excess between the value in use and the adjusted carrying value of goodwill.

An increase of 2% in the discount rate resulted in a reduction of 45% in the excess between the value in use and the adjusted carrying value of goodwill.

A combined decrease of 1% in the growth rate and an increase of 2% in the discount rate resulted in a reduction of 50% in the excess between the value in use and the adjusted carrying value of goodwill.

26

JARDINE LLOYD THOMPSON GROUP PLC

10. OTHER INTANGIBLE ASSETS

	Computer software £'000	Capitalised employment contract payments £'000	Other* £'000	Total £'000
At 31 December 2018				
Opening net book value	**64,281**	**18,989**	**25,684**	**108,954**
Exchange differences	196	271	177	**644**
Additions	18,459	15,402	1,741	**35,602**
Companies acquired	10	4	4,802	**4,816**
Companies disposed	-	-	(136)	**(136)**
Amortisation charge	(17,465)	(15,293)	(3,918)	**(36,676)**
Closing net book value	**65,481**	**19,373**	**28,350**	**113,204**
At 31 December 2018				
Cost	179,718	49,878	45,624	**275,220**
Accumulated amortisation and impairment	(114,237)	(30,505)	(17,274)	**(162,016)**
Closing net book value	**65,481**	**19,373**	**28,350**	**113,204**

Additions to computer software during 2018 include £14,366,000 of capitalised costs in respect of internal developments.
*Other principally relates to acquisition related intangible assets.

11. PROPERTY, PLANT AND EQUIPMENT

	Land & buildings £'000	Leasehold improvements £'000	Furniture & equipment £'000	Motor vehicles £'000	Total £'000
At 31 December 2018					
Opening net book value	**19**	**47,489**	**19,475**	**1,662**	**68,645**
Exchange differences	-	50	14	4	**68**
Additions	-	2,417	8,793	730	**11,940**
Companies acquired	-	10	99	21	**130**
Companies disposed	-	-	(9)	-	**(9)**
Disposals	(19)	(848)	(220)	(138)	**(1,225)**
Depreciation charge	-	(5,742)	(6,343)	(694)	**(12,779)**
Closing net book value	**-**	**43,376**	**21,809**	**1,585**	**66,770**
At 31 December 2018					
Cost	-	80,955	67,939	5,159	**154,053**
Accumulated depreciation	-	(37,579)	(46,130)	(3,574)	**(87,283)**
Closing net book value	**-**	**43,376**	**21,809**	**1,585**	**66,770**

The net book value of property, plant and equipment held under finance leases is as follows:

	2018 £'000
Furniture, equipment and motor vehicles	**460**

27

JARDINE LLOYD THOMPSON GROUP PLC 12. INVESTMENTS IN ASSOCIATES None of the associates are considered individually material to the Group. A reconciliation of the summarised financial information of the associates is presented in aggregate below. 2018 £’000 Opening net assets 44,185 Profit for the year 14,497 Other comprehensive income - Dividends (10,309) Change in non-controlling interests (151) Disposal of held for sale associate (1,939) Exchange differences 439 Closing net assets 46,722 Carrying value 54,234 There are no contingent liabilities relating to the Group’s interest in any of its associates. 13. OTHER FINANCIAL ASSETS Following the adoption of IFRS 9 Financial Instruments (IFRS 9) on 1 January 2018, financial assets, which are not trading or other receivables, are categorised according to their nature into three classification and measurement categories: 1. Financial assets at fair value through other comprehensive income (FVOCI): Consist mainly of investments in preference shares and some equity holdings held for strategic purposes. 2. Financial assets at fair value through profit and loss (FVTPL): Consist mainly of contingent considerations. 3. Financial assets at amortised cost: Includes fixed term deposits, bonds and certificates of deposit. Financial assets Financial assets Financial assets at fair value at fair value at amortised through other through profit cost comprehensive or loss income Total £'000 £’000 £'000 £’000 At 1 January 2018 (restated in respect of IFRS 9) 6,137 4,870 120,931 131,938 Exchange differences 400 - (584) (184) Additions 2,356 - 167,774 170,130 Disposals/maturities - - (114,845) (114,845) Fair value adjustment - (2,491) - (2,491) At 31 December 2018 8,893 2,379 173,276 184,548 Analysis of other financial assets Current - 2,207 161,956 164,163 Non-current 8,893 172 11,320 20,385 At 31 December 2018 8,893 2,379 173,276 184,548 Analysis of financial assets at fair value Equity investment - listed 1 - - 1 Equity investment - not listed 949 - - 949 Debt instrument - not listed 7,943 2,379 - 10,322 At 31 December 2018 8,893 2,379 - 11,272 The credit quality of financial assets at amortised cost and available for sale investments & deposits is assessed by reference to external credit ratings, where available, and other current and historical credit data including counterparty default rates. This is summarised as follows: Financial assets at amortised cost 2018 £’000 AA 63,944 A 68,551 BBB 40,714 Other 67 Total 173,276 The Group's maximum exposure to credit risk are the amounts presented in the Financial Statements. 28

JARDINE LLOYD THOMPSON GROUP PLC

14. DERIVATIVE FINANCIAL INSTRUMENTS

	At 31 December 2018	
	Assets £'000	Liabilities £'000
Interest rate swaps - fair value hedges	11,497	(5,358)
Forward foreign exchange contracts - cash flow hedges	75,740	(33,045)
Redemption liabilities - option contracts	-	(83,848)
Total	**87,237**	**(122,251)**
Current	3,241	(9,634)
Non-current	83,996	(112,617)
Total	**87,237**	**(122,251)**

The credit quality of counterparties with whom derivative financial assets are held is assessed by reference to external credit ratings, where available, and other current and historical credit data including counterparty default rates. This is summarised as follows:

	2018 £'000
AA	50,967
A	24,377
BBB	11,893
Total	**87,237**

Maturity analysis

The table below analyses the Group's derivative financial instruments, which will be settled on a gross basis, into relevant maturity groupings based upon the remaining period at the balance sheet date to contractual maturity. The amounts disclosed are the contractual undiscounted cash flows.

At 31 December 2018	£'000	£'000
Forward foreign exchange contracts		
Outflow	**(459,631)**	**(800,392)**
Inflow	**447,600**	**834,807**
Net outflow (inflow)	**12,131**	**(33,915)**

Offsetting

Individual derivative instruments recognised on the balance sheet represent the net amount payable or receivable on each derivative contract. All derivative contracts include ISDA settlement terms, where on default of the counterparty the exposure is only the net receivable or payable.

These contracts are entered into under an ISDA Master Agreement which determines that, if certain credit events occur (such as default), the net position owing/receivable to a single counterparty will be taken as a single amount owing and all the relevant arrangements terminated allowing offset between contracts. As at the balance sheet date Jardine Lloyd Thompson Group plc did not have a legally enforceable right of set-off. Therefore these items are presented gross and the potential offset of £34 million was not effected on the balance sheet, which would reduce exposure on derivative assets and liabilities to £54 million and £88 million respectively.

The Group's treasury policies are approved by the Board and are implemented by a centralised treasury department. The treasury department operates within a framework of policies and procedures that establish specific guidelines to manage currency risk, liquidity risk and interest rate risk and the use of counterparties and financial instruments to manage these risks. The treasury department is subject to periodic review by internal audit.

The Group uses various derivative instruments including forward foreign exchange contracts, interest rate swaps and, from time to time, foreign currency collars and options to manage the risks arising from variations in currency and interest rates. Derivative instruments purchased are primarily denominated in the currencies of the Group's main markets.

Where forward foreign exchange contracts have been entered into to manage currency risk, they are designated as hedges of currency risk on specific future cash flows, and qualify as highly probable transactions for which hedge accounting is applied. The Group anticipates that hedge accounting requirements will continue to be met on its foreign currency and interest rate hedging activities and that no material ineffectiveness will arise which will result in gains or losses being recognised through the income statement.

The fair value of financial derivatives based upon market values as at 31 December 2018 and designated as effective cash flow hedges was a net asset of £42.7 million and has been deferred in equity. Gains and losses arising on derivative instruments outstanding as at 31 December 2018 will be released to the income statement at various dates up to:

i) 44 months in respect of cash flow hedges on currency denominated UK earnings.
ii) 11 years in respect of specific hedges on USD denominated long-term debt drawn under the Group's USD private placement programme.
iii) 7 years in respect of interest rate hedges on Sterling denominated long term debt drawn under the Group's private placement programme.

No material amounts were transferred to the income statement during the year in respect of the fair value of financial derivatives.

Transactions maturing within 12 months of the balance sheet date are classified in current maturities. Transactions maturing in a period in excess of 12 months of the balance sheet date are classified in non-current maturities.

a) Forward foreign exchange contracts

The Group's major currency transaction exposure arises in USD and the Group continues to adopt a prudent approach in actively managing this exposure. As at 31 December 2018 the Group had outstanding foreign exchange contracts, principally in USD, amounting to a principal value of £1,282,408,000.

As a guide, each USD 1 cent movement in the achieved rate (taking into account the hedges in place) currently translates into a change of approximately £2 million in revenue, with a corresponding impact on trading profit equal to approximately 70% of the revenue change.

Any movement in the value of a foreign exchange contract will be recognised directly in equity until the underlying hedged transaction occurs, at which time the cumulative amounts recognised in equity will be recycled to revenue.

29

JARDINE LLOYD THOMPSON GROUP PLC

14. DERIVATIVE FINANCIAL INSTRUMENTS CONTINUED

b) Interest rate swaps

The Group uses interest rate hedges, principally interest rate swaps, to mitigate the impact of changes in interest rates. The notional principal amount of outstanding cross currency interest rate swaps as at 31 December 2018 was USD458,000,000 and £75,000,000. A net gain of £6.1 million on these instruments was offset by a fair value loss of £6.1 million on the private placement loan notes, both of which were recognised in the income statement in the year.

Any potential changes in the value of the interest swaps recognised in profit and loss will be offset by an equal and opposite movement in the fair value of the debt

c) Redemption liabilities

The redemption liabilities represent the valuation of the put options provided in the shareholders agreements of JLT Specialty Insurance Services Inc., JLT Sigorta ve Reasurans Brokerligi Ltd Sirketi, JLT SCK Corretora e Administradora de Seguros Ltda and Construction Risk Partners LLC. Fair value of these liabilities resulted in a gain of £1.2 million which was recognised in the income statement in the year.

d) Price risk

The Group does not have a material exposure to commodity price risk.

The maximum exposure to credit risk at the reporting date is the fair value of the derivatives on the balance sheet.

15. TRADE AND OTHER RECEIVABLES

Current	2018 £'000
Trade receivables, including other revenue debtors	503,201
Less: provision for impairment of trade receivables	(18,401)
Trade receivables - net	**484,800**
Other receivables	65,382
Prepayments	28,881
	579,063

Non-Current	2018 £'000
Trade receivables, including other revenue debtors	2,141
Less: provision for impairment of trade receivables	(28)
Trade receivables - net	**2,113**
Other receivables	18,351
Prepayments	162
	20,626

As at 31 December 2018, the Group had exposures to individual trade counterparties within trade receivables. In accordance with Group policy, Group operating companies continually monitor exposures against credit limits and concentrations of risk. No individual trade counterparty credit exposure is considered significant in the ordinary course of trading activity. Management does not expect any significant losses from non-payment by trade counterparties that have not been provided for.

Movements on the Group's provision for impairment of trade receivables are as follows:

	Lifetime ECL - not credit impaired			
	Collectively assessed £'000	Individually assessed £'000	Lifetime ECL - credit-impaired £'000	Total lifetime ECL £'000
At 1 January 2018 (restated for the adoption of IFRS 9)	**(5,217)**	**(8,663)**	**(4,428)**	**(18,308)**
Currency translation adjustments	(80)	(301)	(219)	**(600)**
Companies acquired	-	-	(32)	**(32)**
Transfer to credit-impaired	5	115	(120)	**-**
Transfer from credit-impaired	(33)	-	33	**-**
Other transfers	428	(428)	-	**-**
Amount recognised in profit and loss	(1,103)	305	(1,409)	**(2,207)**
Amounts written off	289	1,592	837	**2,718**
At 31 December 2018	**(5,711)**	**(7,380)**	**(5,338)**	**(18,429)**

30

JARDINE LLOYD THOMPSON GROUP PLC

15. TRADE AND OTHER RECEIVABLES CONTINUED

The impairment charge for the current year is attributable to the increase in trade receivables and this has increased the general provisions. The increase in the impairment provision for lifetime expected losses recognised in 2018 is principally attributable to trade receivables originated prior to 1 January 2018.

The creation and release of provisions for impaired trade receivables have been included in 'Net credit impairment losses on financial and contract assets' in the income statement.
The other classes within trade and other receivables do not contain impaired assets. The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivables mentioned above. The Group does not hold any collateral as security.

The following table sets out details of the age of trade receivables that are not overdue as well as an analysis of overdue amounts impaired and provided for:

	At 31 December 2018			
	Trade receivables	Expected credit loss rate	Provision for impairment	Net trade receivables
Current and Non-current	£'000		£'000	£'000
Not overdue	363,858	0.9%	(3,165)	**360,693**
Past due not more than three months	93,164	1.4%	(1,261)	**91,903**
Past due more than three months and not more than six months	24,583	3.3%	(819)	**23,764**
Past due more than six months and not more than twelve months	11,090	19.7%	(2,190)	**8,900**
Past due more than one year and not more than two years	6,016	72.5%	(4,363)	**1,653**
Past due more than two years	6,631	100.0%	(6,631)	**-**
	505,342	**3.6%**	**(18,429)**	**486,913**

16. CASH AND CASH EQUIVALENTS

	2018
	£'000
Cash at bank and in hand	577,418
Short-term bank deposits	430,066
	1,007,484
Fiduciary funds	820,822
Own funds	186,662
	1,007,484

Fiduciary funds represent client money held in the form of premiums due to underwriters, claims paid by insurers and due to policyholders, and funds held to defray commissions and other income. Fiduciary funds are not available for general corporate purposes. The Group has no additional exposure to credit risk apart from the balances reported in the Financial Statements.

Cash and cash equivalents, measured at amortised cost, are subject to the impairment provisions of IFRS9. The estimated credit losses related to these assets are immaterial. The credit quality of cash at bank and in hand and short-term deposits is assessed by reference to external credit ratings where available and other current and historical credit data including counterparty default rates. his is summarised as follows:

	2018
	£'000
AAA	64,003
AA	390,718
A	284,694
BBB	241,789
Other	26,280
Total	**1,007,484**

The effective interest rate in respect of short-term deposits was 1.97%. These deposits have an average maturity of 13 days.

31

JARDINE LLOYD THOMPSON GROUP PLC 17. TRADE AND OTHER PAYABLES 2018 Current £’000 Insurance payables 982,778 Social security and other taxes 24,878 Other creditors and accruals 355,267 Deferred consideration 4,025 1,366,948 2018 Non-current £’000 Other creditors and accruals 34,146 Deferred consideration 17,173 51,319 Rent-free accrual and deferred consideration previously disclosed as current liabilities has been reclassified between current and non-current liabilities. The total of trade and other payables include £152,916,000 of non-financial liabilities. 18. CONTRACT ASSETS (a) Assets related to contracts with customers The Group has recognised the following assets related to contracts with customers: 2018 £’000 Estimated contract values 73,042 Asset recognised for costs incurred to fulfil contracts 28,842 Other contract values 8,693 110,577 Less: provision for loss allowance (2,153) Total contract assets 108,424 2018 £’000 Analysis of contract assets Current 69,000 Non-current 39,424 Total contract assets 108,424 (b) Significant changes in contract assets The increase in contract assets is primarily attributable to the increase in revenue in the reinsurance segment relating to brokerage on quota share in the current year and multi-year agreements concluded in the prior year. (c) Asset recognised from costs to fulfil a contract The Group has also recognised an asset relating to costs to fulfil contracts and has presented it within contract assets in the balance sheet. 2018 £’000 Opening balance 27,688 Asset recognised from costs incurred to fulfil a contract during the year 74,560 Amortisation expense recognised as a cost of providing services during the year (73,809) Foreign exchange 403 Closing balance 28,842 (d) Information regarding costs incurred to fulfil contract The asset recognised in respect of costs incurred to fulfil contracts costs consists of two distinct components: internal costs (fulfilment costs) and external costs (incremental costs to obtain). Fulfilment costs principally relate to the costs incurred during the insurance placement process, or project start up phases in other businesses. These are capitalised when the costs are incurred in a period prior to the completion of the performance obligation. The costs capitalised are the direct costs of those individuals involved in the placement process or startup phase of the project and do not include any indirect costs. Direct costs are estimated by means of staff survey for costs and time incurred to the place risks, or directly attributable to a service. Incremental costs to obtain a contract may include third party introducer fees and other legal and professional advisor costs. (e) Amortisation of cost to fulfill a contract The Group amortised £74 million of fulfilment costs during the year. There has been no material impairment of fulfilment costs during the current or prior year. 32

JARDINE LLOYD THOMPSON GROUP PLC

18. CONTRACT ASSETS CONTINUED

Movements on the Group's provision for impairment of estimated contract values and other contract values are as follows:

	Lifetime ECL - not credit impaired			
	Collectively assessed £'000	Individually assessed £'000	Lifetime ECL - credit-impaired £'000	Total lifetime ECL £'000
At 1 January 2018 (as previously reported)	-	-	-	**-**
Adjustments on adoption of IFRS 9	(664)	(119)	-	**(783)**
At 1 January 2018 (restated)	(664)	(119)	-	**(783)**
Currency translation adjustments	(26)	10	(36)	**(52)**
Amount recognised in profit and loss	101	(1,012)	(895)	**(1,806)**
Amounts written off	343	-	145	**488**
At 31 December 2018	**(246)**	**(1,121)**	**(786)**	**(2,153)**

The creation and release of provisions for impaired contract assets have been included in 'Net credit impairment losses on financial assets' in the income statement.

The maximum exposure to credit risk at the reporting date is the carrying value of each class of contract asset mentioned above. The Group does not hold any collateral as security.

The following table sets out details of the classification of contract assets and an analysis of amounts impaired and provided for:

Current and Non-current At 31 December 2018	Contract Assets £'000	Expected credit loss rate %	Provision for impairment £'000	Net Contract Asset £'000
Current	48,251	4.4%	(2,129)	**46,122**
Non-current	33,484	0.1%	(24)	**33,460**
	81,735	**2.6%**	**(2,153)**	**79,582**

33

JARDINE LLOYD THOMPSON GROUP PLC 19. CONTRACT LIABILITIES (a) Liabilities related to contracts with customers The Group has recognised the following liabilities related to contracts with customers: 2018 £’000 Claims handling performance obligations 47,707 Other post-placement performance obligations 14,708 Cancellation and refund deferrals 8,515 Cash received in advance 10,406 Total contract liabilities 81,336 2018 £’000 Analysis of contract liabilities Current 57,387 Non-current 23,949 Total contract liabilities 81,336 (b) Significant changes in contract liabilities The largest component of contract liabilities relates to claims handling performance obligations which has remained largely unchanged in the current year with efficiencies within the business (driving a decrease in contract liabilities), partially offset by an increase in the volume of the business. The movements in the recognition of future claims handling performance obligations is not proportional to revenue as the Group does not provide claims handling services on all its insurance broking activities. The majority of other post-placement activities are attributable to the Employee Benefits business where there are continuing obligations of the business after the completion of the original performance obligation. Cancellation and related refund provisions and cash received in advance are point-in-time balances and will vary depending on the nature of the underlying contracts and the receipts of cash. (c) Revenue recognised in relation to contract liabilities The following tables disclose the revenues recognised in the current reporting period relating to carried-forward contract liabilities, and performance obligations that were satisfied in prior years: 2018 £’000 Revenues recognised that were included in the contract liability balance at the beginning of the year Claims handling performance obligations 25,499 Other post-placement performance obligations 12,960 Cancellation and refund deferrals 8,539 Cash received in advance 12,486 59,484 2018 £’000 Revenues recognised from performance obligations satisfied in prior years Change in transaction price on proportional treaties 1,062 Change in transaction price on profit commissions 1,015 Other 1,359 3,436 (d) Unsatisfied performance obligations The following table discloses the transaction price allocated to unsatisfied performance obligations on contracts with original duration of more than one year: 2018 £’000 Transaction price allocated to performance obligations that are unsatisfied or partially unsatisfied as at the end of the year Within one year 77,171 More than one year 79,732 156,903 34

JARDINE LLOYD THOMPSON GROUP PLC 20. FINANCIAL INSTRUMENTS BY CATEGORY The accounting policies for financial instruments have been applied to the line items below: At 31 December 2018 Financial assets at fair value Financial assets through other at fair value Derivatives Financial assets comprehensive through profit used for at amortised income or loss hedging cost Total Assets per balance sheet £’000 £’000 £’000 £’000 £’000 Other financial assets 8,893 2,379 - 173,276 184,548 Derivative financial instruments - - 87,237 - 87,237 Trade and other receivables (a) - 1,237 - 548,945 550,182 Cash and cash equivalents - 78,219 - 929,265 1,007,484 Total 8,893 81,835 87,237 1,651,486 1,829,451 Derivatives Other Financial Liabilities Total Liabilities per balance sheet £’000 £’000 £’000 Borrowings - (733,392) (733,392) Trade and other payables (b) - (1,265,351) (1,265,351) Redemption liabilities - option contracts (83,848) - (83,848) Derivative financial instruments (38,403) - (38,403) Total (122,251) (1,998,743) (2,120,994) (a) Prepayments are excluded from the trade and other receivables balance, as this analysis is required only for financial instruments. (b) Non-financial liabilities are excluded from the trade and other payables balance, as this analysis is required only for financial instruments. 35

JARDINE LLOYD THOMPSON GROUP PLC

20. FINANCIAL INSTRUMENTS BY CATEGORY CONTINUED

The following table presents the Group's financial assets and liabilities that are measured at fair value at 31 December 2018.

At 31 December 2018	Level 1 £'000	Level 2 £'000	Level 3 £'000	Total £'000
Assets				
Derivatives used for hedging	-	87,237	-	**87,237**
Other financial assets at fair value through comprehensive income (FVOCI)				**-**
- equity securities	1	-	949	**950**
- debt investments	-	-	7,943	**7,943**
Other financial assets at fair value through profit or loss (FVTPL)				**-**
- cash equivalents	78,219	-	-	**78,219**
- other receivables	-	-	1,237	**1,237**
- other financial assets	-	-	2,379	**2,379**
Total	**78,220**	**87,237**	**12,508**	**177,965**
Liabilities				
Contingent consideration	-	-	(16,725)	**(16,725)**
Redemption liabilities - option contracts	-	-	(83,848)	**(83,848)**
Derivatives used for hedging	-	(38,403)	-	**(38,403)**
Total	**-**	**(38,403)**	**(100,573)**	**(138,976)**

Apart from where disclosed, there are no differences between the fair value and the carrying value of financial assets and liabilities.

Instruments included in level 1 are financial instruments traded in active markets for which the fair value is based upon quoted market prices at the balance sheet date. A market is regarded as active if quoted prices are readily and regularly available from an exchange, dealer, broker, industry group, pricing service, or regulatory agency and those prices represent actual and regularly occurring market transactions on an arm's-length basis.

Instruments included in level 2 are financial instruments that are not traded in an active market (for example, over-the-counter derivatives) and for which the fair value is determined by using internal and external models. These models maximise the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required to measure the fair value of an instrument are observable, the instrument is included in level 2. Level 2 includes derivatives used for hedging, which are valued using a discounted cash flow methodology incorporating observable market forward foreign exchange and interest rates.

During the year there were no transfers between level 1 and level 2. There were no changes in valuation techniques during the year.

Instruments included in level 3 are financial instruments for which one or more of the significant inputs is not based on observable market data. In respect of deferred and contingent consideration and redemption liabilities – option contracts, unobservable inputs include management's assessment of the expected future performance of relevant acquired businesses and are valued using a discounted cash flow methodology.

The discount rate used to determine the value of the redemption liabilities due to non-controlling interests in the United States (2018: £80 million) was 4.039%. The discount rate is considered to be the most significant unobservable input because of the underlying nature of the obligation.

A 1% increase in the discount rate applied in the calculation applied in the calculation of the redemption liabilities would have resulted in a decrease in the value of liability by £4.7 million which would be recognised in the income statement.

A 1% decrease in the discount rate applied in the calculation applied in the calculation of the redemption liabilities would have resulted in an increase in the value of liability by £5.2 million which would be recognised in the income statement.

The estimated profits used in determining the value of the business will also have a material impact in determining the value of the liability.

Of the Level 3 assets, £8 million represents investments in preference shares.

A reconciliation of the movements in level 3 is provided below:

	Assets Level 3 £'000	Liabilities Level 3 £'000
At 1 January 2018	**12,226**	**(89,724)**
Exchange differences	400	(4,281)
Additions	2,356	-
Companies acquired	-	(7,298)
Utilised in the year	-	2,775
Fair value adjustments	-	-
Charged to income statement	(2,474)	(2,045)
At 31 December 2018	**12,508**	**(100,573)**

The net charge of £2,045,000 relating to Level 3 Liabilities represents £4,871,000 of finance costs and a £2,826,000 credit included in other operating costs.

36

JARDINE LLOYD THOMPSON GROUP PLC 21. BORROWINGS 2018 £’000 Current Bank overdraft 15,892 Bank borrowings 252 Finance lease liabilities 1,723 17,867 Non-current Unsecured loan notes 440,220 Bank borrowing 269,654 Finance lease liabilities 5,651 715,525 Total borrowings 733,392 The borrowings include secured liabilities (finance leases) of £7,374,000. During 2018 there have been no material changes in loan balances, or facilities, apart from the impact of revaluation of USD denominated loans. The exposure of the borrowings of the Group to interest rate changes and the periods in which the borrowings re-price are as follows: 6 months 6-12 1-5 Over or less months years 5 years Fixed rate Total £’000 £’000 £’000 £’000 £’000 £’000 At 31 December 2018 680,003 - - - 53,389 733,392 The effective interest rates at the balance sheet date were as follows: 2018 £’000 Bank overdraft - Unsecured loan notes - private placement 2.98% Bank borrowings 1.85% Finance lease liabilities 2.93% During 2018 there was no interest charge on bank overdrafts. Interest is charged only to the extent that overdraft balances exceed the deposits held with the bank. 37

JARDINE LLOYD THOMPSON GROUP PLC 21. BORROWINGS CONTINUED Maturity of non-current borrowings (excluding finance lease liabilities): 2018 £’000 Between 1 and 2 years 64,869 Between 2 and 3 years - Between 3 and 4 years 302,639 Between 4 and 5 years 106,730 Over 5 years 235,636 709,874 Finance lease liabilities - minimum lease payments: 2018 £’000 No later than 1 year 1,891 Later than 1 year and no later than 2 years 1,859 Later than 2 years and no later than 3 years 1,786 Later than 3 years and no later than 4 years 1,774 Later than 4 years and no later than 5 years 498 Later than 5 years 37 7,845 Future finance charges on finance leases (471) Present value of finance lease liabilities 7,374 The present value of finance lease liabilities is as follows: 2018 £’000 No later than 1 year 1,723 Later than 1 year and no later than 2 years 1,704 Later than 2 years and no later than 3 years 1,701 Later than 3 years and no later than 4 years 1,722 Later than 4 years and no later than 5 years 488 Later than 5 years 36 7,374 Lease liabilities are effectively secured as the rights to the leased assets revert to the lessor in the event of default. 38

JARDINE LLOYD THOMPSON GROUP PLC 21. BORROWINGS CONTINUED The carrying amount of the Group’s borrowings is denominated in the following currencies: 2018 £’000 Sterling 374,535 US Dollar 357,612 Other currencies 1,245 733,392 Borrowing facilities The Group has undrawn committed borrowing facilities of: 2018 £’000 Floating rate - expiring beyond one year 230,000 Facilities expiring beyond one year relate to: a) The committed unsecured £500 million revolving credit facilities in the name of JIB Group Limited which matures in February 2022. As at the balance sheet date, drawings under the revolving credit facilities are subject to a margin and fees of 115 basis points above the relevant LIBOR interest rate and additional commitment fees on the undrawn facility. b) Senior unsecured loan notes totalling USD 83 million issued by JIB Group Limited under the Group’s 2010 private placement programme with maturities of USD 42 million (£33.0 million) in September 2020 with a coupon of 5.59% and USD 41 million (£32.2 million) in September 2022 with a coupon of 5.69%. Drawings under the Group’s private placement programme are swapped into Sterling floating and are subject to an equivalent spread over LIBOR of between 227 and 238 basis points. c) Senior unsecured loan notes totalling USD 250 million issued by JIB Group Limited under the Group’s 2012 private placement programme with maturities of USD 40 million (£31.4 million) in January 2020 with a coupon of 3.21%, USD 140 million (£109.9 million) in January 2023 with a coupon of 3.78% and USD 70 million (£55.0 million) in January 2025 with a coupon of 3.93%. The proceeds of this placement have been swapped into Sterling at fixed and LIBOR based floating rates and are subject to an equivalent spread over LIBOR of between 205 and 220 basis points. d) Senior unsecured loan notes totalling £75 million issued by JIB Group Limited under the Group’s April 2014 private placement programme maturing in April 2026 with a coupon of 4.27%. The proceeds of this placement have been swapped into LIBOR based floating rates and are subject to an equivalent spread over LIBOR of 150 basis points. e) Senior unsecured loan notes totalling USD 125 million issued by JIB Group Limited under the Group’s October 2014 private placement programme with maturities of USD 62.5 million (£49.1 million) in October 2026 with a coupon of 3.93% and USD 62.5 million (£46.1 million) in October 2029 with a coupon of 4.13%. The proceeds of this private placement in October 2014 have been swapped into Sterling at LIBOR based floating rates and are subject to an equivalent spread over LIBOR of between 146 and 157 basis points. The terms and conditions of the Group’s facilities include common debt and interest cover covenants with which the Group expects to continue to comply. Liquidity risk Liquidity risk arises from an inability to maintain an optimal cost of capital or meet the short term financial demands of the business. The Group has implemented the following steps to mitigate the risk: - Management reviews of business unit balance sheets and cash flows - Maintenance of committed credit facilities - Compliance with regulatory minimum capital requirements and regular stress testing - Maintenance of a conservative funding profile. 39

JARDINE LLOYD THOMPSON GROUP PLC

22. DEFERRED INCOME TAXES

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when the deferred income taxes relate to the same fiscal authority.

The following amounts, determined after appropriate offsetting, are shown in the consolidated balance sheet.

	Assets 2018	Liabilities 2018	Net 2018
	£'000	£'000	£'000
Property, plant and equipment	1,401	(1,122)	279
Provisions	11,827	(648)	11,179
Net operating losses	3,338	(39)	3,299
Deferred income	598	(5,222)	(4,624)
Other intangible assets	4,065	(1,539)	2,526
Goodwill	11	(4,330)	(4,319)
Other	6,168	(1,567)	4,601
Pensions	28,650	(81)	28,569
Share based payments	19,405	-	19,405
Fair values	4,797	-	4,797
Tax assets/(liabilities)	**80,260**	**(14,548)**	**65,712**
Set-off of tax	(2,892)	2,892	-
Net tax assets/(liabilities)	**77,368**	**(11,656)**	**65,712**

The majority of the deferred tax is not expected to reverse within 12 months.

	At 1 January 2018	Credit/(charge) to equity	At 31 December 2018
	£'000	£'000	£'000
Pensions	43,602	3,919	**47,521**
Share based payments	14,791	5,111	**19,902**
Foreign Exchange	(2,929)	(2,094)	**(5,023)**
Financial instruments (fair value)	293	6,687	**6,980**
	55,757	**13,623**	**69,380**

40

JARDINE LLOYD THOMPSON GROUP PLC

22. DEFERRED INCOME TAXES CONTINUED

Deferred tax assets are recognised to the extent that the realisation of the related tax benefits through the future taxable profits is considered probable. A deferred tax asset relating to tax losses of £17,866,000 has not been recognised in the balance sheet in respect of certain of the Group's operations, principally US, China, Singapore and Japan, where it is considered likely that the losses will expire before use or are unlikely to be realised in the short term. A deferred tax asset relating to other deferred tax balances of £11,185,000 has not been recognised in the balance sheet in respect of certain of the Group's overseas operations, principally the US, where it is considered that the asset is unlikely to be realised in the short term. Following the recent US tax reform the federal tax rate has reduced from 35% to 21%, the non recognised deferred tax assets in relation to the US have been calculated using the reduced rate of 21%.

Deferred tax liabilities have not been recognised on temporary differences of £154 million representing the unremitted earnings of subsidiaries and joint ventures. Such amounts are permanently reinvested. Deferred tax liabilities have not been recognised on temporary differences of nil representing unremitted earnings of associates.

23. PROVISIONS FOR LIABILITIES AND CHARGES

	Property related provisions £'000	Litigation and regulatory activities provisions £'000	Other £'000	Total £'000
At 1 January 2018	**2,104**	**6,274**	**36**	**8,414**
Exchange adjustment	66	14	-	**80**
Utilised in the year	(703)	(6,406)	-	**(7,109)**
Amount recognised in the income statement	84	66,778	-	**66,862**
Interest charge	49	-	-	**49**
Companies acquired	-	-	69	**69**
At 31 December 2018	**1,600**	**66,660**	**105**	**68,365**

	2018 £'000
Analysis of total provisions	
Current - to be utilised within one year	66,851
Non-current - to be utilised in more than one year	1,514
	68,365

Property related provisions

The Group recognises a provision for onerous contracts when the expected benefits to be derived from a contract are less than the unavoidable costs of meeting the obligations under the contract. Provision is made for the future rental cost of vacant property and expected dilapidation expenses. In calculating the provision required, account is taken of the duration of the lease and any recovery of cost achievable from subletting. Property provisions occur principally in the US and UK and relate to a variety of lease commitments. The longest lease term expires in 2026.

Litigation and regulatory activities provisions

At any point in time the Group can be involved in a variety of litigation, regulatory and other government authorities investigations and disputes around the world. A provision is established in respect of such issues when it is probable that the liability has been incurred and the amount of the liability can be reasonably estimated. The Group analyses its exposures in respect of such matters based on available information, including external legal consultation where appropriate, to assess its potential liability. Where appropriate the Group also provides for the cost of defending or initiating such matters. However, the final outcome could differ materially from the amount provided.

The Group continues to work with the UK Financial Conduct Authority following a market-wide thematic review of financial advice provided to customers who were offered pension related enhanced transfer value products ('ETVs'). The Group has estimated its potential liability with reference to the outcomes of an external review of sample files and on-going file reviews by management. In determining the liability, JLT has exercised judgement to estimate the number of customers affected, the liability due thereon, the costs to complete the review and the timing of outflows. The ultimate cost and timing of the review remains uncertain and may change materially. The Group has various rights in terms of insurance programmes and other agreements whereby a portion of these losses is virtually certain to be recovered. A £38.4 million provision net of related recoveries has been recorded.

Others

Other provisions include provisions for clawback of commission which arises on certain types of Employee Benefits contracts.

41

JARDINE LLOYD THOMPSON GROUP PLC 24. SHARE CAPITAL AND PREMIUM Ordinary Share Number of shares premium Total shares £’000 £’000 £’000 Allotted, called up and fully paid At 1 January 2018 220,181,007 11,008 104,111 115,119 Issued during the year - - - - At 31 December 2018 220,187,007 11,008 104,111 115,119 Ordinary shares carry rights to dividends, voting and proceeds on winding up and have a par value of £0.05. During the year the Company issued nil ordinary shares for a consideration of nil. As at 31 December 2018, the Employee Benefit Trust holds 6,601,466 ordinary shares acquired to settle employee share based payments. Acquisitions of such shares are booked directly to equity. 25. NON-CONTROLLING INTERESTS The Group's total non-controlling interest for the year is £19,594,000 of which £6,360,000 is attributed to JLT’s Private Client Services group of businesses (PCS). PCS is defined as a material non-controlling interest to the Group. The non-controlling interests in respect of other entities are not individually material. Set out below is the summarised financial information for PCS. Summarised Balance Sheet 2018 £’000 Current Assets 44,580 Liabilities (24,122) Total 20,458 Non-current Assets 5,546 Liabilities (162) Total 5,384 Net assets 25,842 42

JARDINE LLOYD THOMPSON GROUP PLC 25. NON-CONTROLLING INTERESTS CONTINUED Summarised Statement of Comprehensive Income 2018 £’000 Revenue 51,614 Profit for the year 11,916 Other comprehensive income - Total comprehensive income for the year 11,916 Total comprehensive income attributable to non-controlling interests 3,185 Dividends paid to non-controlling interests 3,331 Summarised Statement of Cash Flows 2018 £'000 Net cash generated from operating activities 2,880 Net cash used in investing activities (337) Net cash used in financing activities (13,439) Net (decrease)/increase in cash and cash equivalents (10,896) The information above is the amount before inter-company eliminations. 26. OTHER RESERVES Share Fair value Exchange premium and hedging reserves Total £’000 £’000 £’000 £’000 Recycling of AFS reserves to retained earnings (IFRS 9) - (81) - (81) At 1 January 2018 104,111 9,209 48,963 162,283 Fair value gains net of tax: - cash flow hedges - (32,606) - (32,606) Currency translation differences - - 10,854 10,854 Net gains/(losses) recognised directly in equity - (32,606) 10,854 (21,752) Issue of share capital - - - - At 31 December 2018 104,111 (23,397) 59,817 140,531 43

JARDINE LLOYD THOMPSON GROUP PLC 27. QUALIFYING EMPLOYEE SHARE OWNERSHIP TRUST During the year, the Qualifying Employee Share Ownership Trust (QUEST) allocated nil ordinary shares to employees in satisfaction of options that have been exercised under the Sharesave schemes. 28. CASH GENERATED FROM OPERATIONS 2018 £’000 Profit before taxation 77,119 Investment and finance income (16,956) Interest payable on bank loans and finance leases 18,714 Fair value gains on financial instruments 338 Net pension financing expenses 3,984 Unwinding of liability discounting 4,955 Depreciation 12,779 Amortisation of other intangible assets 36,676 Amortisation of share based payments 53,307 Share of results of associates' undertakings (3,055) Accrued expenses and share based payment costs relating to the acquisition by Marsh & McLennan 101,453 Losses/(gains) on disposal of businesses 285 (Gains)/losses on disposal of property, plant and equipment (240) Increase in trade and other receivables (60,196) Increase in contract assets (22,374) Decrease/(Increase) in trade and other payables - excluding insurance broking balances 28,024 (Increase)/Decrease in contract liabilities (6,334) Increase/(Decrease) in provisions for liabilities and charges 8,896 Decrease in retirement benefit obligation (17,935) Net cash inflow from operations 219,440 44

JARDINE LLOYD THOMPSON GROUP PLC

29. BUSINESS COMBINATIONS

Adjustments in respect of prior year acquisitions

During the year, the deferred consideration booked in respect of acquisitions completed in previous years has been revised following the final settlement of amounts due or the revision of amounts due or the revision of estimates based on performance conditions.

	Consideration at 31 Dec 17 £'000	Change in estimated consideration impacting goodwill £'000	Consideration at 31 Dec 2018 £'000	Paid during the year £'000
Belgibo NV	1,477	42	1,519	(42)
	1,477	**42**	**1,519**	**(42)**

Current year acquisitions

During the year the following new business acquisitions and additional investments were completed:

	Notes	Acquisition date	Percentage voting rights acquired	Cost £'000
International Risk Consultants (IRC)	i	Feb 2018	100.0%	**19,467**
Chartwell	ii	May 2018	100.0%	**6,977**
Moola	iii	Jul 2018	100.0%	**6,302**
Owl	iv	May 2018	100.0%	**6,664**
Other acquisitions (including additional investments in existing business)	v	Jan-Dec 2018	various	**3,554**
				42,964

i) Acquisition of International Risk Consultants (IRC)

In February 2018, JLT Group acquired International Risk Consultants (IRC), a credit and political risk speciality broker. IRC is headquartered in Columbus, Ohio and has footprints across Brazil and Asia.

The acquired business contributed revenue of £7.6 million and net profit, including acquisition and integration costs incurred to date, of £1.9 million to the Group for the year since acquisition. If the acquisition had taken place on 1 January 2018, we estimate the contribution to Group revenue would have been £8.9 million and net profit, including acquisition and integration costs incurred to date, would have been £2.1 million.

Goodwill calculation	£'000
Purchase consideration	
- cash paid	19,467
Total purchase consideration	**19,467**
Less: fair value of net assets acquired	(4,591)
Goodwill	**14,876**

The assets and liabilities arising from the acquisition were as follows:

	Acquiree's carrying amount £'000	Fair value £'000
Property, plant and equipment	51	51
Other intangible assets	4	1,411
Trade and other receivables	450	450
Cash and cash equivalents		
- own cash	1,472	1,472
- fiduciary cash	905	905
Insurance payables	(905)	(905)
Trade and other payables	(143)	(143)
Current taxation	47	47
Non-controlling interests	-	1,303
	1,881	**4,591**

45

JARDINE LLOYD THOMPSON GROUP PLC 29. BUSINESS COMBINATIONS CONTINUED £’000 Purchase consideration settled in cash 19,467 Cash and cash equivalents - own cash in subsidiary acquired (1,472) 17,995 Cash and cash equivalents - fiduciary cash in subsidiary acquired (905) Cash outflow on acquisition 17,090 As at 31 December 2018, the process of reviewing the fair values of assets acquired had not been completed, consequently the fair values stated above are provisional. None of the goodwill recognised is expected to be deductible for income tax purposes. The Group acquired a 100% of the economic interest in IRC, who in turn control a number of subsidiary businesses. Additional non-controlling interests has been recognised on this acquisition due to the existence of a non-wholly owned subsidiary in the International Risk Consultants group of companies. ii) Chartwell In May 2018, JLT Group acquired Chartwell Healthcare Limited, a Private Medical Insurance broker in the UK SME sector. This acquisition is in line with the JLT strategic goal of becoming a leading full service broker and employee benefits specialist to the UK Corporate employer. The acquired business contributed revenue of £2.1 million and net profit, including acquisition and integration costs incurred to date, of £85,000 to the Group for the year since acquisition. If the acquisition had taken place on 1 January 2018, we estimate the contribution to Group revenue would have been £3.7 million and net profit, including acquisition and integration costs incurred to date, would have been £361,000. Goodwill calculation £’000 Purchase consideration - cash paid 6,461 - contingent consideration 516 Total purchase consideration 6,977 Less: fair value of net assets acquired (1,699) Goodwill 5,278 The assets and liabilities arising from the acquisition were as follows: Acquiree’s carrying Fair value amount £’000 Property, plant and equipment 15 15 Other intangible assets - 1,090 Trade and other receivables 442 442 Cash and cash equivalents - own cash 696 696 Trade and other payables (245) (245) Current taxation (111) (111) Deferred taxation (3) (188) 794 1,699 £’000 Purchase consideration settled in cash 6,461 Cash and cash equivalents - own cash in subsidiary acquired (696) 5,765 Cash and cash equivalents - fiduciary cash in subsidiary acquired - Cash outflow on acquisition 5,765 As at 31 December 2018, the process of reviewing the fair values of assets acquired had not been completed, consequently the fair values stated above are provisional. Contingent consideration of £516,000 is based upon expected revenue of future years. The maximum consideration is capped at £1.3 million. None of the goodwill recognised is expected to be deductible for income tax purposes. 46

JARDINE LLOYD THOMPSON GROUP PLC 29. BUSINESS COMBINATIONS CONTINUED iii) Moola In July 2018, JLT acquired Moola, an innovative digital savings and investment platform designed to help employees save and achieve their financial goals. The acquired business contributed revenue of £2,000 and net loss, including acquisition and integration costs incurred to date, of £265,000 to the Group for the year since acquisition. If the acquisition had taken place on 1 January 2018, we estimate the contribution to Group revenue would have been £4,000 and net loss, including acquisition and integration costs incurred to date, would have been £1.2 million. Goodwill calculation £’000 Purchase consideration - cash paid 2,239 - contingent consideration 4,063 Total purchase consideration 6,302 Less: fair value of net assets acquired (468) Goodwill 5,834 The assets and liabilities arising from the acquisition were as follows: Acquiree’s carrying Fair value amount £’000 Property, plant and equipment 3 3 Other intangible assets - 1,000 Trade and other receivables 36 36 Cash and cash equivalents - own cash 52 52 Trade and other payables (396) (396) Deferred taxation - (170) Provisions for liabilities and charges (57) (57) (362) 468 £’000 Purchase consideration settled in cash 2,239 Cash and cash equivalents - own cash in subsidiary acquired (52) 2,187 Cash and cash equivalents - fiduciary cash in subsidiary acquired - Cash outflow on acquisition 2,187 As at 31 December 2018, the process of reviewing the fair values of assets acquired had not been completed, consequently the fair values stated above are provisional. Deferred consideration of £4,063,000 is based upon expected revenue of future years. The maximum consideration is capped at £10 million. None of the goodwill recognised is expected to be deductible for income tax purposes. 47

JARDINE LLOYD THOMPSON GROUP PLC 29. BUSINESS COMBINATIONS CONTINUED iv) Owl Marine Insurance Brokers In May 2018, JLT acquired Owl Marine Insurance Brokers, a specialist broker for hull and machinery protection and indemnity insurance. The acquired business contributed revenue of £1.4 million and net profit, including acquisition and integration costs incurred to date, of £105,000 to the Group for the year since acquisition. If the acquisition had taken place on 1 January 2018, we estimate the contribution to Group revenue would have been £2.0 million and net profit, including acquisition and integration costs incurred to date, would have been £71,000. Goodwill calculation £’000 Purchase consideration - cash paid 2,858 - contingent consideration 2,719 - deferred consideration 1,087 Total purchase consideration 6,664 Less: fair value of net assets acquired (1,544) Goodwill 5,120 The assets and liabilities arising from the acquisition were as follows: Acquiree’s carrying Fair value amount £’000 Property, plant and equipment 23 23 Other intangible assets 12 1,305 Trade and other receivables 961 961 Cash and cash equivalents - own cash 289 289 - fiduciary cash 2,538 2,538 Insurance creditors (2,538) (2,538) Trade and other payables (770) (770) Bank overdraft (166) (166) Current taxation (86) (86) Provisions for liabilities and charges (12) (12) 251 1,544 £’000 Purchase consideration settled in cash 2,858 Cash and cash equivalents - own cash in subsidiary acquired (289) 2,569 Cash and cash equivalents - fiduciary cash in subsidiary acquired (2,538) Cash outflow on acquisition 31 As at 31 December 2018, the process of reviewing the fair values of assets acquired had not been completed, consequently the fair values stated above are provisional. Contingent consideration of £2.7 million is based upon expected revenue of future years. The maximum consideration is capped at €7 million. None of the goodwill recognised is expected to be deductible for income tax purposes. 48

JARDINE LLOYD THOMPSON GROUP PLC

29. BUSINESS COMBINATIONS CONTINUED

v) Other acquisitions and additional investments in existing businesses

Goodwill calculation	£'000
Purchase consideration	
- cash paid	2,942
- consideration in term loans	612
Total purchase consideration	**3,554**
Add: fair value of net liabilities acquired	64
Less: equity movement on transactions with non-controlling interests	(1,834)
Goodwill	**1,784**

The assets and liabilities arising from acquisitions were as follows:

	Acquiree's carrying amount	Fair value £'000
Property, plant and equipment	38	38
Other intangible assets	10	10
Trade and other receivables	18	18
Cash and cash equivalents		
- own cash	363	363
Trade and other payables	64	64
Deferred taxation	56	56
Term Loan	(205)	(205)
Non-controlling interests	(408)	(408)
	(64)	**(64)**

	£'000
Purchase consideration settled in cash	2,942
Cash and cash equivalents - own cash in subsidiary acquired	(363)
Cash outflow on acquisition	**2,579**

As at 31 December 2018, the process of reviewing the fair values of assets acquired had not been completed, consequently the fair values stated above are provisional.

Group summary of the net assets acquired and goodwill

The assets and liabilities arising from acquisitions were as follows:

	IRC £'000	Chartwell £'000	Moola £'000	Owl £'000	Others £'000	Total £'000
Purchase consideration:						
- cash paid	19,467	6,461	2,239	2,858	2,942	**33,967**
- contingent consideration	-	516	4,063	2,719	612	**7,910**
- deferred consideration	-	-	-	1,087	-	**1,087**
Total purchase consideration	**19,467**	**6,977**	**6,302**	**6,664**	**3,554**	**42,964**
Less fair value of net liabilities/(assets) acquired	(4,591)	(1,699)	(468)	(1,544)	64	**(8,238)**
Less equity movement on transactions with non-controlling interests	-	-	-	-	(1,834)	**(1,834)**
Goodwill on acquisitions occurring during the year	**14,876**	**5,278**	**5,834**	**5,120**	**1,784**	**32,892**
Impact of revision to fair value adjustment in relation to acquisitions completed in 2017						42
Net increase in goodwill						**32,934**
Impact of additional investments						1,834
Net decrease in equity						**1,834**

49

JARDINE LLOYD THOMPSON GROUP PLC

29. BUSINESS COMBINATIONS CONTINUED

Group summary of cash flows

	IRC £'000	Chartwell £'000	Moola £'000	Owl £'000	Others £'000	Total £'000
Purchase consideration settled in cash	19,467	6,461	2,239	2,858	2,942	33,967
Cash and cash equivalents - own cash in subsidiary acquired	(1,472)	(696)	(52)	(289)	(363)	(2,872)
	17,995	**5,765**	**2,187**	**2,569**	**2,579**	**31,095**
Cash and cash equivalents - fiduciary cash in subsidiary acquired	(905)	-	-	(2,538)	-	(3,443)
Net cash outflow	**17,090**	**5,765**	**2,187**	**31**	**2,579**	**27,652**
Impact of revision to fair value adjustment on cash in relation to acquisitions completed in prior years						**42**
Net cash outflow on acquisitions during the year						**27,694**

30. BUSINESS DISPOSALS

In 2018, the Group completed certain disposals, none of which were individually significant. The details of these disposals are as follows:

Net assets and proceeds of disposal

	Total £'000
Goodwill	412
Property, plant and equipment	9
Other intangible assets	136
Other receivables	32
Non-controlling interests	121
Net assets at disposal	**710**
Loss on disposal	(285)
Equity movement on transaction with non-controlling interest	(43)
Proceeds on disposal	**382**

	Total £'000
Disposal consideration settled in cash	305
Consideration in term loan	77
Cash and other inflow on disposal during the year	**382**

50

JARDINE LLOYD THOMPSON GROUP PLC

31. RETIREMENT BENEFIT OBLIGATIONS

The Group operates a number of pension schemes throughout the world, the most significant of which are of the defined benefit type and operate on a funded basis. The principal pension schemes are the Jardine Lloyd Thompson UK Pension Scheme, the JLT (USA) Incentive Savings Plan, the JLT (USA) Employee Retirement Plan, the JLT (USA) Stable Value Plan, the Pension Plan for Employees of Jardine Lloyd Thompson Canada Inc. and the Jardine Lloyd Thompson Ireland Limited Pension Fund and the Belgibo DB and DC Plans.

The pension service costs accrued for the year are as follows:

	UK Schemes	Overseas Schemes	Total
	2018 £'000	2018 £'000	2018 £'000
Defined benefit schemes - current service costs	-	133	133
Defined benefit schemes - past service costs	2,886	-	2,886
Defined contribution schemes	20,801	21,424	42,225
	23,687	**21,557**	**45,224**

The Jardine Lloyd Thompson UK Pension Scheme has two sections: one providing defined benefits and the other providing benefits on a defined contribution basis. The assets of the scheme are held in a trustee administered fund separate from the Company.

With effect from 1 December 2006 the defined benefit section of the Scheme was amended to cease future benefits accruals. Under the Scheme as amended, a participant's normal retirement benefit will be determined based on their service and compensation prior to 1 December 2006.

The latest finalised triennial actuarial funding valuation of the Jardine Lloyd Thompson UK Pension Scheme was undertaken as at 31 March 2017, and showed a deficit of £169.0 million. The Group agreed with the trustees that it will aim to eliminate the deficit over a period of 8 years and 3 months from 1 July 2018 by the payment of additional contribution of £16,500,000 in July 2018, followed by regular payments totalling £16,500,000 per annum. In addition, and in accordance with the actuarial valuation, the Group has agreed with the trustees that it will meet expenses of the plan and levies to the Pension Protection Fund. The weighted average duration of the defined benefit obligation is 18 years.

The principal overseas schemes are:

a) The JLT (USA) Incentive Savings Plan which is a defined contribution scheme. Employees may contribute up to 50% of their salary subject to an IRS maximum each year of USD 18,500 in 2018 and the Group contributes at a rate of 100% of each 1% contributed by the employee up to a maximum employee contribution of 4%, up to a maximum of USD 10,600. Employees aged over 50 may make "catch-up" contributions subject to an IRS maximum each year of USD 6,000 in 2018.

b) The JLT (USA) Employee Retirement Plan which is a defined benefit scheme. The latest actuarial valuation was undertaken at 1 January 2018 by independent actuaries. With effect from 31 July 2005 the plan was amended to eliminate future benefit accruals. Under the plan as amended, a participant's normal retirement benefit will be determined based on their service and compensation prior to 31 July 2005. The average compensation and length of service will be determined as at 31 July 2005.

c) The JLT (USA) Stable Value Plan. The latest actuarial valuation was undertaken as at 1 January 2018 by independent actuaries. With effect from 31 March 2016 the Plan was amended to eliminate future benefit accruals. Under the Plan as amended, a participant's normal retirement benefit will be determined based on their service and compensation prior to 31 March 2016. The average compensation and length of service was determined as at 31 March 2016. The plan closed in 2016.

d) The Pension Plan for Employees of Jardine Lloyd Thompson Canada Inc. has two sections: one providing defined benefits based primarily on the 2007 pensionable salary and the other providing benefits on a defined contribution basis. The JLT pension contribution for the defined contribution plan ranges from 3% to 13% based on age and service. The company makes additional contribution to defined contribution plans, not exceeding 2% of pensionable earnings, if the member makes a matching voluntary contributions. The Defined Benefit Pension Plan was amended on 1 January 2009 in order to close the plan to new entrants and eliminate future benefit accruals from this date forward.

   The JLT Canada Defined Pension Plan's last formal valuation was undertaken as at 31 December 2016 by a qualified third party actuary.

e) The Jardine Lloyd Thompson Ireland Limited Pension Fund, which is a defined benefit pension scheme, has its assets held in a separately administered fund. The contributions to it are agreed between the Trustees and the Company, based on the advice of an appropriately qualified independent actuary. The most recent triennial actuarial valuation for funding purposes was carried out by the appropriately qualified independent actuary as at 1 January 2017. With effect from 30 November 2008, the scheme was closed to new entrants and future service accrual ceased. The company also operates a defined contribution scheme, namely The Jardine Lloyd Thompson 2004 Retirement Benefits Scheme, which is held and administered under a separate trust.

f) The Belgibo DB and DC Plans has two sections: one pension plan providing defined benefits based primarily on the pensionable salary and two pension plans providing benefits on a defined contribution basis, subject to certain guaranteed minimum asset returns. The employer pension contribution for the defined contribution plan ranges from 2% to 6% based on category and service. The defined benefit scheme was amended on 1 January 2007 in order to close the plan to new entrants. The defined benefit scheme's last formal valuation was undertaken as at 31 December 2018 by a qualified third party actuary.

51

JARDINE LLOYD THOMPSON GROUP PLC

31. RETIREMENT BENEFIT OBLIGATIONS CONTINUED

The principal actuarial assumptions used were as follows:

At 31 December 2018	UK Scheme	US Scheme	Canadian Scheme	Irish Scheme	US Stable Value Plan	Belgian Schemes
Rate of increase in salaries	n/a	n/a	n/a	n/a	n/a	2.50%
Rate of increase of pensions in payment (a)	3.15%	n/a	2.00%	3.00%	n/a	n/a
Discount rate (b)	2.80%	4.00%	3.90%	1.90%	3.75-3.85%	1.50-1.80%
Inflation rate	3.25%	2.00%	2.00%	1.50%	2.00%	2.00%
Revaluation rate for deferred pensioners	2.25%	n/a	n/a	1.50%	n/a	n/a
Mortality - life expectancy at age 65 for male members: (c)						
Aged 65 at 31 December (years)	21.6	21.1	21.7	22.8	21.1	20.4

a) In respect of the UK scheme, where there are inflation linked benefits, the inflation increases are limited to a maximum of 5% per annum (some are limited to 3% per annum).

b) In line with IAS 19 (Revised) the expected return on scheme assets assumption is the same as the discount rate assumed for the liabilities.

c) Mortality assumptions for the UK scheme are based on 105% of the S2PxA tables, with improvements based on CMI 2017 tables with a 1.25% per annum long-term rate of improvement.
Mortality assumptions for the US Scheme and US Stable Value Plan are based on the RP2014 Mortality Table with MP2018 projections.
Mortality assumptions for the Canadian Scheme are based on the CPM-2014 Private Table with generational projection using scale CPM-B.
Mortality assumptions for the Irish Scheme, assume that deaths after retirement will be in accordance with standard mortality tables 90% PxA92C=2004 with allowance for expected future mortality improvements. There is assumed to be no pre-retirement mortality.
Mortality assumptions for the Belgian Schemes are based on the Belgian mortality table MR-3/FR-3.

The sensitivity of the defined benefit obligation to changes in the weighted principal assumptions is:

	Impact on defined benefit obligation	
	Change in assumptions	**Change to obligation**
Discount rate	**decrease of 0.1%**	**increase of 2.0%**
Inflation rate	**increase of 0.1%**	**increase of 1.0%**
Life expectancy	**increase of 1 year**	**increase of 4.0%**

The above sensitivity analysis is based on a change in an assumption while holding all other assumptions constant. In practice, this is unlikely to occur, and changes in some of the assumptions may be correlated. When calculating the sensitivity of the defined benefit obligation to significant actuarial assumptions, the same method (present value of the defined benefit obligation calculated with the projected unit credit method at the end of the reporting period) has been applied as when calculating the pension liability recognised within the balance sheet. Note this sensitivity is for defined benefit obligations only and does not consider the impact that changes in assumptions may have on the assets, in particular the assets held in respect of the insured pensioners.

The methods and types of assumptions used in preparing the sensitivity analysis did not change compared to the previous year.

52

JARDINE LLOYD THOMPSON GROUP PLC

31. RETIREMENT BENEFIT OBLIGATIONS CONTINUED

Defined benefit obligation

	UK Schemes	Overseas Schemes	Total
	2018 £'000	2018 £'000	2018 £'000
Present value of funded obligations	(604,011)	(71,561)	(675,572)
Fair value of plan assets	436,481	58,146	494,627
Net liability recognised in the balance sheet	**(167,530)**	**(13,415)**	**(180,945)**

Reconciliation of net defined benefit liability

	UK Schemes	Overseas Schemes	Total
	2018 £'000	2018 £'000	2018 £'000
Opening defined benefit liability	**(156,412)**	**(12,872)**	**(169,284)**
Exchange differences	-	(773)	(773)
Pension expense	(6,964)	(1,077)	(8,041)
Employer contributions	16,844	2,262	19,106
Assets acquired in a business combination	-	-	-
Total (loss)/gain recognised in reserves	(20,998)	(955)	(21,953)
Net liability recognised in the balance sheet	**(167,530)**	**(13,415)**	**(180,945)**

Reconciliation of defined benefit obligation

	UK Schemes	Overseas Schemes	Total
	2018 £'000	2018 £'000	2018 £'000
Opening defined benefit obligation	**(652,028)**	**(72,553)**	**(724,581)**
Exchange differences	-	(2,921)	(2,921)
Service cost	-	(133)	(133)
Past service cost	(2,886)	-	(2,886)
Interest cost	(15,411)	(2,105)	(17,516)
Employee contribution	-	(58)	(58)
Gain/(loss) on defined benefit obligation	20,155	2,487	22,642
Actual benefit payments	46,159	3,722	49,881
Liabilities assumed in a business combination	-	-	-
Closing defined benefit obligation	**(604,011)**	**(71,561)**	**(675,572)**

Reconciliation of fair value of assets

	UK Schemes	Overseas Schemes	Total
	2018 £'000	2018 £'000	2018 £'000
Opening value of assets	**495,616**	**59,681**	**555,297**
Exchange differences	-	2,148	2,148
Expected return on assets	11,779	1,753	13,532
Actuarial (loss)/gain	(41,153)	(3,442)	(44,595)
Employer contributions	16,844	2,262	19,106
Employee contributions	-	58	58
Actual benefit payments	(46,159)	(3,722)	(49,881)
Expenses	(446)	(592)	(1,038)
Assets acquired in a business combination	-	-	-
Closing value of assets	**436,481**	**58,146**	**494,627**

53

JARDINE LLOYD THOMPSON GROUP PLC

31. RETIREMENT BENEFIT OBLIGATIONS CONTINUED

The analysis of the fair value of the scheme assets is as follows:

	UK Schemes		Overseas Schemes	
At 31 December 2018	Value £'000	Value %	Value £'000	Value %
Equities	88,572	20%	32,529	56%
Equity-linked liability driven investments (LDI)	86,573	20%	-	-
Bonds	77,597	18%	12,317	21%
Investment funds	-	-	-	-
Qualifying insurance policies	181,069	41%	-	-
Other assets	-	-	7,283	13%
Cash	2,670	1%	6,017	10%
Total market value	**436,481**	**100%**	**58,146**	**100%**

Other assets include hedge funds and property. The schemes do not hold cash as a strategic investment and cash balances at 31 December represent working balances.

Reconciliation of return on assets

	UK Schemes	Overseas Schemes	Total
	2018 £'000	2018 £'000	2018 £'000
Expected return on assets	11,779	1,753	13,532
Actuarial (loss)/gain	(41,153)	(3,442)	(44,595)
Actual return on assets	**(29,374)**	**(1,689)**	**(31,063)**

The amounts recognised in the consolidated income statement are as follows:

	UK Schemes	Overseas Schemes	Total
	2018 £'000	2018 £'000	2018 £'000
Service cost	-	(133)	(133)
Past service cost	(2,886)	-	(2,886)
Expenses	(446)	(592)	(1,038)
Total (included within salaries and associated expenses)	**(3,332)**	**(725)**	**(4,057)**
Interest cost	(15,411)	(2,105)	(17,516)
Expected return on assets	11,779	1,753	13,532
Total (included within finance costs)	**(3,632)**	**(352)**	**(3,984)**
Expenses before taxation	**(6,964)**	**(1,077)**	**(8,041)**

54

JARDINE LLOYD THOMPSON GROUP PLC

31. RETIREMENT BENEFIT OBLIGATIONS CONTINUED

The amounts included in the consolidated statement of comprehensive income are as follows:

	UK Schemes 2018 £'000	Overseas Schemes 2018 £'000	Total 2018 £'000
Actuarial gain/(loss) on defined benefit obligation	20,155	2,487	22,642
Actuarial loss/(gain) on plan assets	(41,153)	(3,442)	(44,595)
Total actuarial gain/(loss) recognised	**(20,998)**	**(955)**	**(21,953)**
Cumulative actuarial loss recognised	**(281,003)**	**(32,883)**	**(313,886)**

The five year history of experience adjustments is as follows:

UK Schemes	2018 £'000	2017 £'000	2016 £'000	2015 £'000	2014 £'000
Defined benefit obligation at end of year	(604,011)	(652,028)	(674,029)	(576,343)	(641,759)
Fair value of plan assets	436,481	495,616	489,533	457,396	479,139
Deficit in the schemes	**(167,530)**	(156,412)	(184,496)	(118,947)	(162,620)
Difference between the actual and expected return on plan assets					
- amount (£'000)	**(41,153)**	35,159	50,118	(11,593)	16,437
- expressed as a percentage of the plan assets	**(9.43%)**	7.09%	10.24%	(2.53%)	3.43%
Experience (gain)/loss on plan liabilities					
- amount (£'000)	**25,375**	(5,793)	(7,009)	(8,840)	1,592
- expressed as a percentage of the present value of the plan liabilities	**(4.20%)**	0.89%	1.04%	1.53%	(0.25%)

Overseas Schemes	2018 £'000	2017 £'000	2016 £'000	2015 £'000	2014 £'000
Defined benefit obligation at end of year	**(71,561)**	(72,553)	(72,315)	(61,940)	(78,044)
Fair value of plan assets	**58,146**	59,681	58,399	50,500	61,629
Deficit in the schemes	**(13,415)**	(12,872)	(13,916)	(11,440)	(16,415)
Difference between the actual and expected return on plan assets					
- amount (£'000)	**(3,442)**	4,550	1,201	(762)	2,450
- expressed as a percentage of the plan assets	**(5.92%)**	7.62%	2.06%	(1.51%)	3.98%
Experience (gain)/loss on plan liabilities					
- amount (£'000)	**1,261**	233	(4,450)	(1,427)	1,265
- expressed as a percentage of the present value of the plan liabilities	**(1.76%)**	(0.32%)	6.15%	2.30%	(1.62%)

The expected employer contributions in respect of the year ending 31 December 2019 are as follows:

	Defined benefit £'000
UK Scheme	16,500
US Scheme	1,671
Canadian Scheme	257
Irish Scheme	41
Belgian Scheme	201
Total expected contributions	**18,670**

55

JARDINE LLOYD THOMPSON GROUP PLC 32. RELATED-PARTY TRANSACTIONS Transactions with the Jardine Matheson Group As at 13 February 2019 the Jardine Matheson Group owns 40.16% of the Company’s shares via its wholly-owned subsidiary JMH Investments Limited. The remaining 59.84% of the shares are widely held. In the normal course of business a number of the Group’s subsidiaries undertake, on an arm’s-length basis, a variety of transactions with the Jardine Matheson Group (JMG) and its associates (JMA). The following transactions were carried out during the year: 2018 JMG JMA Total £’000 £’000 £’000 Income Fees and commissions 5,395 2,348 7,743 Expenditure Administrative expenses 1,548 - 1,548 Year-end balances arising from these transactions: Trade and other receivables 2,058 591 2,649 Trade and other payables (784) - (784) 1,274 591 1,865 Transactions with associates The following transactions were carried out with associates during the year: 2018 £’000 Income Fees and commissions 3,344 Expenditure Administrative expenses 28 Year-end balances arising from these transactions: Trade and other receivables 2,113 2,113 Refer to note 37 for details on the agreement with Jardine Matheson Group in relation to the gift contribution. Transactions with key management The related-party disclosure regarding key management is detailed in note 5. 33. COMMITMENTS & CONTINGENCIES Capital commitments Capital expenditure contracted for 2018 at the balance sheet date amounts to £831,000. Operating lease commitments - where a Group company is the lessee The future aggregate minimum lease payments under a non-cancellable operating leases are as follows: 2018 £’000 No later than 1 year 44,940 Later than 1 year and no later than 5 years 136,454 Later than 5 years 265,098 446,492 The Group leases various offices under non-cancellable operating lease agreements. The principal lease term on the Group’s headquarters at The St Botolph Building is for 21 years from the balance sheet date. Rent was reviewed on 1 October 2018, and will be every 5 years thereafter, calculated by reference to the prevailing market rate. 56

JARDINE LLOYD THOMPSON GROUP PLC 33. COMMITMENTS & CONTINGENCIES CONTINUED Sub-leases Operating lease commitments - where a Group company is the lessor The future aggregate minimum lease payments under non-cancellable operating sub-leases are as follows: 2018 £’000 No later than 1 year 219 Later than 1 year and no later than 5 years 409 628 Legal and other loss contingencies Jardine Lloyd Thompson Group plc and its subsidiaries are subject to various claims, legal proceedings, investigations by regulatory and other government authorities and disputes around the world including alleged errors and omissions in connection with the placement of insurance and reinsurance risks and consulting services. IFRS requires that liabilities for contingencies be recorded when it is probable that a liability has been incurred before the balance sheet date and the amount can be reasonably estimated. Significant management judgement is required to comply with this guidance. The Group analyses its exposures based on available information, including external legal consultation where appropriate, to assess its potential liability. On the basis of present information, amounts already provided, availability of insurance coverages and legal advice received, it is the opinion of management that the disposition or ultimate determination of such claims or matters will not have a material adverse effect on the consolidated financial position of the Group. However, it is possible that future results of operations or cash flows for any annual period could be materially affected by an unfavourable resolution of these matters. As at 31 December 2018, the Group has contingent liabilities in respect of guarantees and letters of credit given on behalf of Group companies amounting to £15,159,000. 34. SUBSEQUENT EVENTS On 4 March 2019, JLT announced that MMC had committed to divest JLT’s global aerospace insurance broking business to address a potential overlap in this area which had been identified by the European Commission as part of its Phase 1 competition review of the proposed acquisition of JLT by MMC. The aerospace business is a global retail broker of commercial non-life risks associated with commercial aircraft, aerospace manufacturing, aerospace infrastructure, space and general aviation. Subject to the European Commission’s approval, an agreement was reached with Arthur J Gallagher & Co. to sell the aerospace business to it, including the transfer of personnel, for approximately £190 million, a proportion of which is deferred subject to the attainment of performance conditions. The sale is conditional upon approval by the European Commission as well as customary regulatory approvals. 35. CHANGES IN ACCOUNTING POLICIES IFRS 9 Financial Instruments (IFRS 9) became mandatorily effective on 1 January 2018. The Group adopted the requirements of IFRS 9 in respect of classification and measurement and impairment on 1 January 2018, the date of initial application, which resulted in changes in the Group's accounting policies. The Group has elected to continue to apply the IAS 39 Financial Instruments (IAS 39) provisions in respect of hedge accounting as permitted by paragraph 7.2.21 of IFRS 9. This note explains the impact of the adoption of IFRS 9 on the Group’s financial statements and also discloses the new accounting policies that have been applied from 1 January 2018, where they are different to those applied in prior periods. The Group has applied IFRS 15 retrospectively. IFRS 9 has been applied prospectively. The adjustments arising from the adoption of IFRS 9 are recognised in retained earnings as at 1 January 2018. Consequently, the amendments to IFRS 7 Financial Instruments: Disclosures (IFRS 7) disclosure requirements, which are consequential to IFRS 9 becoming effective, have been applied to the current period. A) NEW ACCOUNTING POLICIES IN RESPECT OF FINANCIAL INSTRUMENTS Financial Instruments The adoption of IFRS 9 has resulted in changes in the Group's accounting policies for the recognition, classification and measurement of financial assets and financial liabilities and impairment of financial assets. The accounting policies in the Significant Accounting Policies section, were applied to the Group's financial instruments from 1 January 2018. The Group's accounting policy in respect of hedge accounting is set out in page 47 in the Significant Accounting Policies section and continues to comply with IAS 39. B) IMPACT ON THE FINANCIAL STATEMENTS The following tables show the adjustments recognised for each individual line item in the Group’s Balance Sheet as at 31 December 2017 and 1 January 2018. 57

JARDINE LLOYD THOMPSON GROUP PLC

35. CHANGES IN ACCOUNTING POLICIES CONTINUED

TRANSITION TO IFRS 9 CONSOLIDATED BALANCE SHEET

As at 31 December 2017 and 1 January 2018

	31 Dec 2017	1 Jan 2018 IFRS 9 adjustments	1 Jan 2018 IFRS 9 carrying amounts restated
	£'000	£'000	£'000
NET ASSETS			
Non-current assets			
Goodwill	577,778	-	577,778
Other Intangible assets	108,954	-	108,954
Property, plant and equipment	68,645	-	68,645
Investments in associates	53,055	-	53,055
Available-for-sale financial assets	16,858	(16,858)	-
Other financial assets at fair value through other comprehensive income	-	6,137	6,137
Other financial assets at fair value through profit or loss	-	4,870	4,870
Other financial assets at amortised cost	-	5,851	5,851
Derivative financial instruments	82,569	-	82,569
Trade and other receivables*	21,609	(37)	21,572
Contract assets	18,249	(165)	18,084
Retirement benefit surpluses	92	-	92
Deferred tax assets	63,751	310	64,061
	1,011,560	108	1,011,668
Current assets			
Trade and other receivables*	495,725	(104)	495,621
Contract assets	68,576	(610)	67,966
Derivative financial instruments	5,545	-	5,545
Other financial assets at amortised cost	-	115,080	115,080
Available-for-sale financial assets	115,080	(115,080)	-
Held-for-sale financial assets	189	-	189
Cash and cash equivalents	1,015,087	-	1,015,087
	1,700,202	(714)	1,699,488
Current liabilities			
Borrowings	(19,226)	-	(19,226)
Trade and other payables	(1,212,988)	-	(1,212,988)
Contract liabilities	(60,392)	-	(60,392)
Derivative financial instruments	(10,265)	-	(10,265)
Current tax liabilities	(10,290)	-	(10,290)
Provisions for liabilities and charges	(6,865)	-	(6,865)
	(1,320,026)	-	(1,320,026)
Net current assets	380,176	(714)	379,462
Non-current liabilities			
Borrowings	(690,872)	-	(690,872)
Trade and other payables	(49,475)	-	(49,475)
Contract liabilities	(27,278)	-	(27,278)
Derivative financial instruments	(85,516)	-	(85,516)
Deferred tax liabilities	(11,773)	(141)	(11,914)
Retirement benefit obligations	(169,376)	-	(169,376)
Provisions for liabilities and charges	(1,549)	-	(1,549)
	(1,035,839)	(141)	(1,035,980)
	355,897	(747)	355,150
TOTAL EQUITY			
Capital and reserves attributable to the owners of the parent			
Ordinary shares	11,008	-	11,008
Share premium	104,111	-	104,111
Fair value and hedging reserves	9,290	(81)	9,209
Exchange reserves	48,963	-	48,963
Retained earnings	163,072	(646)	162,426
Shareholders' equity	336,444	(727)	335,717
Non-controlling interests	19,453	(20)	19,433
	355,897	(747)	355,150

*£9,882,000 of other receivables have been reclassified from current to non-current.

58

JARDINE LLOYD THOMPSON GROUP PLC

35. CHANGES IN ACCOUNTING POLICIES CONTINUED

D) IFRS 9 FINANCIAL INSTRUMENTS - EXPLANATION OF THE IMPACT OF ADOPTION

The Group adopted the requirements of IFRS 9 in respect of classification and measurement and impairment from 1 January 2018 on a prospective basis in accordance with the transition provisions of IFRS 9. Any impact to retained earnings on adoption of the new requirements has been recognised in the Group's Balance Sheet as at 1 January 2018. The Group has elected to continue to apply the IAS 39 requirements in respect of hedge accounting as provided by paragraph 7.2.21 of IFRS 9.

Implementation of the new revenue recognition standard, IFRS 15, effective from 1 January 2018, resulted in retained earnings being restated with a reduction of £41.7 million due to a re-phasing of profits as a consequence of the new rules and prior period results were revised to conform to the new presentation when IFRS 15 was adopted. The financial statements for the year 31 December 2018 were prepared using IFRS 15.

The total impact on the Group's retained earnings as at 1 January 2018 is as follows:

	1 Jan 2018 £'000
Retained earnings as originally presented	**204,781**
Cumulative impact of adopting IFRS 15	(41,709)
Retained earnings - restated for adoption of IFRS 15	**163,072**
Increase in provision for trade receivables and contract assets, net of tax	(727)
Recycling of the fair value reserves to retained earnings	81
Adjustment to retained earnings from adoption of IFRS 9 on 1 January 2018	(646)
Retained earnings - restated for adoption of IFRS 15 and IFRS 9	**162,426**

i) Classification and measurement

IFRS 9 replaces the provisions of IAS 39 that relate to the recognition, classification and measurement of financial assets and financial liabilities, derecognition of financial instruments, impairment of financial assets and hedge accounting. IFRS 9 eliminates the previous IAS 39 categories for financial assets of held-to-maturity (HTM), loans and receivables and available-for-sale (AFS), and replaces these categories with two principal measurement and classification categories – fair value through other comprehensive income (FVOCI) and amortised cost. The fair value through profit or loss (FVTPL) classification category for financial assets has been retained. IFRS 9 has not significantly changed the classification and measurement rules in respect of financial liabilities.

On 1 January 2018, the Group's management has assessed which business models apply to the financial assets held by the Group and has reclassified its financial instruments into the appropriate IFRS 9 categories. The main effects resulting from this reclassification are as follows:

			Closing balances as at 31 Dec 2017 (restated for IFRS 15)		Opening balances as at 1 Jan 2018		
			Original measurement category under IAS 39		New measurement category under IFRS 9		
		Notes	Available-for-sale £'000	Loans and receivables £'000	FVOCI (debt/ equity) £'000	Amortised cost £'000	FVTPL £'000
Investments and deposits	**Reclassify fixed term deposits, bonds and certificates of deposit from AFS to amortised cost**	(1)	120,931	-	-	120,931	-
Other investments	**Reclassify other investments from AFS to FVOCI/FVTPL**	(2)	11,007	-	6,137	-	4,870
Trade receivables	**Reclassify trade receivables from loans and receivables to amortised cost**	(3)	-	426,178	-	426,178	-
Other receivables	**Reclassify other receivables from loans and receivables to amortised cost/FVTPL**	(3)	-	63,989	-	62,770	1,219
Cash and cash equivalents	**Reclassify cash and cash equivalents from loans and receivables to amortised cost/FVTPL**	(4)	-	1,015,087	-	991,050	24,037
			131,938	1,505,254	6,137	1,600,929	30,126

(1) Reclassification from available-for-sale to amortised cost
Certain investments in fixed term deposits were reclassified from available-for-sale to amortised cost on adoption of IFRS 9. At the date of initial application the Group's business model is to hold these investments for the collection of the principal and the interest. As no fair value movement had been recognised in previous periods, there is no impact on retained earnings on reclassification.

(2) Reclassification from available-for-sale to fair value through other comprehensive income/fair value through profit or loss
A receivable relating to contingent consideration was classified as an available-for-sale debt instrument under IAS 39. The contractual cash flows of this receivable do not represent solely payments of principal and interest, with the result that the receivable does not qualify to be measured at amortised cost or fair value through other comprehensive income under IFRS 9. Consequently, it has been reclassified to the fair value through profit or loss measurement category on adoption of IFRS 9. As no fair value movement had been recognised in previous periods, there is no impact on retained earnings on reclassification.

59

JARDINE LLOYD THOMPSON GROUP PLC

35. CHANGES IN ACCOUNTING POLICIES CONTINUED

(3) Reclassification from loans and receivables to amortised cost/fair value through profit or loss

These reclassifications to the appropriate IFRS 9 measurement categories have no impact on the presentation on the balance sheet.

(4) Reclassification of cash and cash equivalents from loans and receivables to amortised cost/FVTPL

These reclassifications to the appropriate IFRS 9 measurement categories have no impact on the presentation on the balance sheet. Money market funds investments are measured at fair value through profit or loss under IFRS 9 as they do not meet the criteria to be measured at amortised cost, on account of the contractual cash flows not representing solely payments of principal and interest. The investments continue to be classified as cash equivalents on the basis of their liquid nature.

ii) Impairment of financial assets

IFRS 9 replaces the incurred loss model in IAS 39 with an expected credit loss (ECL) model. The new impairment model applies to financial assets measured at amortised cost, certain contract assets and debt instruments measured at fair value through other comprehensive income, but not to investments in equity instruments measured at fair value through other comprehensive income. Under IFRS 9 an entity is required to make ongoing assessments of estimated ECLs to reflect the general pattern of deterioration or improvement in the credit quality of financial assets since initial recognition. One consequence of this change is that credit losses are recognised earlier than under IAS 39.

The application of IFRS 9's impairment requirements at 1 January 2018 resulted in £0.8 million additional credit loss allowance, which has been recognised as a reduction of the Group's retained earnings as at 1 January 2018. Related net deferred tax assets amounting to £0.1 million have been recognised.

The Group applies the IFRS 9 simplified approach to measure ECLs on trade receivables and certain contract assets. Under this approach, the credit losses expected over the life of trade receivables and contract assets are recognised on the balance sheet at each reporting date. Contract assets within the scope of IFRS 9's impairment requirements represent unbilled consideration for which goods or services have been delivered, but the right to consideration is dependent on other additional conditions unrelated to the passage of time. They are therefore considered to possess the same risk characteristics as trade receivables, and have been assessed together with trade receivables as a single group of financial assets. The average loss rate of trade receivables is considered a reasonable approximation of the ECLs on contract assets when they are eventually invoiced.

ECLs on financial assets other than trade receivables and contract assets are calculated based on the ECL within the next 12 months when no material increase of credit risk has occurred between the inception and the reporting period. The impact of the change in methodology on the Group's retained earnings and equity is immaterial.

Cash and cash equivalents are also subject to the impairment provisions of IFRS 9. The expected credit loss related to these assets is immaterial.

The following table analyses the ECL recognised on trade receivables and contract assets as at 1 January 2018, by age category.

	Restated for IFRS 15			IFRS 9	
1 January 2018	**Trade receivables £'000**	**Contract assets £'000**	**Total £'000**	**Expected credit loss rate £'000**	**Provision for impairment £'000**
Not overdue	335,408	59,137	394,545	1.0%	(3,939)
Past due not more than three months	68,880	-	68,880	1.4%	(978)
Past due more than three months and not more than six months	20,704	-	20,704	4.9%	(1,012)
Past due more than six months and not more than one year	7,826	-	7,826	38.6%	(3,020)
Past due more than one year and not more than two years	5,304	-	5,304	73.7%	(3,911)
Past due more than two years	6,231	-	6,231	100.0%	(6,231)
	444,353	59,137	503,490	3.8%	(19,091)

The loss allowances for trade receivables and contract assets as at 31 December 2017 reconcile to the opening loss allowances on 1 January 2018 as follows:

	Trade receivables £'000	Contract assets £'000	Total £'000
Loss allowance at 31 December 2017 (IAS 39)	(18,175)	-	**(18,175)**
Amounts restated through opening retained earnings	(133)	(783)	**(916)**
Loss allowance at 1 January 2018 (IFRS 9)	**(18,308)**	**(783)**	**(19,091)**

60

JARDINE LLOYD THOMPSON GROUP PLC

36. SUBSIDIARIES AND ASSOCIATED COMPANIES

The following were the subsidiaries and associated undertakings at 31 December 2018. Unless otherwise shown, the capital of each company is wholly-owned, is in ordinary shares and the principal country of operation is the country of incorporation/registration.

Company	% Holding (if less than 100%)	Registered Office address	Notes
United Kingdom			
Aldgate Trustees Ltd		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Aviary Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Burke Ford Trustees (Leicester) Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Chartwell Healthcare Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
CPRM Limited		Lochside House, 7 Lochside Avenue, Edinburgh, EH12 9DJ, Scotland	
Fly Fizzi Limited	33.00	Pyers Croft, Compton, Chichester, West Sussex, PO18 9EX, England	
GCube Underwriting Limited		155 Fenchurch Street, London, EC3M 6AL, England	
Gracechurch Trustees Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Gresham Pension Trustees Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Hayward Aviation Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
iimia (Holdings) Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Independent Trustee Services Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JIB Group Holdings Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JIB Group Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JIB Overseas Holdings Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JIB UK Holdings Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	3
JLT Actuaries and Consultants Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Advisory Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Benefit Consultants Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Benefit Solutions Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Colombia Retail Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Colombia Wholesale Limited	94.37	The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Consultants & Actuaries Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Corporate Services Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT EB Holdings Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT EB Services Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Financial Consultants Ltd		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Insurance Group Holdings Ltd		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Investment Management Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT LATAM (Southern Cone) Wholesale Limited	53.00	The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Latin American Holdings Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Management Services Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Mexico Holdings Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Pension Trustees Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Pensions Administration Holdings Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Pensions Administration Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Peru Reinsurance Solutions Limited	80.07	The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Peru Retail Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Peru Wholesale Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Re Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Reinsurance Brokers Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Secretaries Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Specialty Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	

61

JARDINE LLOYD THOMPSON GROUP PLC

36. SUBSIDIARIES AND ASSOCIATED COMPANIES CONTINUED

Company	% Holding (if less than 100%)	Registered Office address	Notes
JLT Trustees (Southern) Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Trustees Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT UK Investment Holdings Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
JLT Wealth Management Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Leadenhall Independent Trustees Ltd		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Lloyd & Partners Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
M.P. Bolshaw and Company Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Marine, Aviation & General (London) Limited	25.00	10 Eastcheap, London, EC3M 1AJ, England	4
Moola Systems Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Pension Capital Strategies Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Personal Pension Trustees Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Pet Animal Welfare Scheme Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Portland Pensions Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Portsoken Trustees (No. 2) Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Portsoken Trustees Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Premier Pension Trustees Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Profund Solutions Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Renewable Energy Loss Adjusters Limited		The St Botolph Building, 138 Houndsditch, London, EC3A 7AW, England	
Angola			
Jardines PF - Consultoria Em Gestao de Risco Lda		Rua Kuamme Knrumah Numero 31, Ingombota, Luanda, Angola	1
Anguilla			
JLT Towner Insurance Management (Anguilla) Limited		Babrow's Commercial Complex, The Valley, AI-2640, Anguilla	
Argentina			
JLT Re Argentina Corredores de Reaseguros S.A.	53.00	Della Paolera 265, Torre Boston, 24th Floor Retiro, C.A.B.A, Argentina	
JLT Insurance Brokers S.A.	74.50	c/o Estudio Beccar Varela, Tucuman 1, 4th Floor, Beunos Aires, Argentina	
Australia			
AssetVal Pty Ltd		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Australian Insurance Brokers Pty Ltd		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Broderick Piller Pty Ltd		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Echelon Australia Pty Limited		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Group Promoters Pty Limited		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Jardine Lloyd Thompson Australia Pty Limited		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
JLT Group Services Pty Limited		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Jardine Lloyd Thompson Pty Limited		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
JLT Re Pty Ltd		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Key Underwriting Pty Limited		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Premium Services Australia Pty Limited		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
The Recovre Group Pty Ltd		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Risk Management Australia Pty Limited		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Local Government Insurance Brokers Pty Limited		Grosvenor Place, Level 37, 225 George Street, Sydney, NSW 2000, Australia	
Austria			
GrECo International Holding AG	20.00	Elmargasse 2-4, Postfach 299, Vienna, 1190, Austria	4
Barbados			

62

JARDINE LLOYD THOMPSON GROUP PLC

36. SUBSIDIARIES AND ASSOCIATED COMPANIES CONTINUED

Company	% Holding (if less than 100%)	Registered Office address	Notes
Isosceles Insurance (Barbados) Limited	90.91	1st Floor, Limegrove Centre, Holetown, St James, Barbados	
JLT Holdings (Barbados) Ltd	90.91	1st Floor, Limegrove Centre, Holetown, St James, Barbados	
JLT Insurance Management (Barbados) Ltd	90.91	1st Floor, Limegrove Centre, Holetown, St James, Barbados	
JLT Management (Barbados) Ltd	90.91	1st Floor, Limegrove Centre, Holetown, St James, Barbados	
JLT Trust Services (Barbados) Limited	90.91	1st Floor, Limegrove Centre, Holetown, St James, Barbados	
Belgium			
Belgibo N.V.		De Gerlachekaai 20, 2000 Antwerp, Belgium	
CMC-Belgibo		De Gerlachekaai 20, 2000 Antwerp, Belgium	
Bermuda			
Agnew Higgins Pickering & Co. (Bermuda) Ltd		Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda	
Eagle & Crown Limited		Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda	
Evolution Management Ltd		Crawford House, 50 Cedar Avenue, Hamilton, HM11, Bermuda	
Isosceles Insurance Ltd		Crawford House, 50 Cedar Avenue, Hamilton, HM11, Bermuda	3
JLT Holdings (Bermuda) Ltd.		Crawford House, 50 Cedar Avenue, Hamilton, HM11, Bermuda	
JLT Bermuda Ltd		Crawford House, 50 Cedar Avenue, Hamilton, HM11, Bermuda	
JLT Insurance Management (Bermuda) Limited		Crawford House, 50 Cedar Avenue, Hamilton, HM11, Bermuda	
Sail Insurance Company Limited		Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda	
Scalene		Crawford House, 50 Cedar Avenue, Hamilton, HM 11, Bermuda	
Secure Limited		Jardine House, 33-35 Reid Street, Hamilton, Bermuda	
Brazil			
International Risk Consultants do Brasil Corretora de Seguros Ltda	90.68	Praça das Dracenas, n° 50, Centro Comercial de Alphaville, Barueri/SP, CEP: 06453-009, Brazil	1
JLT Brasil Holdings Participacoes Ltd	75.72	Avenida Beira Mar no. 200, 8º andar (parte), Centro, Rio de Janeiro, Brazil	
JLT do Brasil Corretagem de Seguros Ltda	75.72	Avenida Engenheiro Luis Carlos Berrini no. 105, Condomino Thera One, Sao Paulo, Brazil	1
JLT RE Brasil, Administracao e Corretagem de Resseguros Ltda	75.72	Avenida Beira Mar no. 200, 8º andar (parte), Centro, Rio de Janeiro, Brazil	1
JLT SCK Affinity Administracao e Corretora de Seguros Ltda.	59.40	Ave. Presidente Wilson, 231, 74.107.483/0001-64, Centro, Rio de Janeiro, Brazil	1
JLT SCK Corretora e Administradora de Seguros	59.40	Ave. Presidente Wilson, 231, 74.107.483/0001-64, Centro, Rio de Janeiro, Brazil	1
Canada			
Jardine Lloyd Thompson Canada Inc		Suite 2900, 550 Burrard Street Vancouver BC V6C 0A3, Canada	
Cayman Islands			
Colombian Insurance Broking Wholesale Limited	74.50	Wallkers Corporate Ltd, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1 9008, Cayman Islands	
Chile			
JLT Chile Corredores de Reaseguro Limitada	50.10	Costanera Sur 2730, Piso 14, Las Condes, Santiago, Chile	
Alta SA	50.10	Costanera Sur 2730, Piso 14, Las Condes, Santiago, Chile	
JLT Asesorias Ltda	50.10	Costanera Sur 2730, Piso 14, Las Condes, Santiago, Chile	
JLT Chile Holdings SpA		Miraflores 222 piso 28 Santiago, Chile	
JLT-Orbital Corredores de Seguros Limitada	50.10	Costanera Sur 2730, Piso 14, Las Condes, Santiago, Chile	
China			
Jardine Risk Consulting Co., Limited		No.14, Lane 1502, Loushan Road, Pilot Free Trade Zone, Shanghai, China	

63

JARDINE LLOYD THOMPSON GROUP PLC

36. SUBSIDIARIES AND ASSOCIATED COMPANIES CONTINUED

Company	% Holding (if less than 100%)	Registered Office address	Notes
JLT Insurance Brokers Co., Limited		Room1801A, Kerry Parkside, No.1155 Fangdian Road, Pudong District, Shanghai, 201204, China	
JLT Essential Benefit Solutions Corporation Limited	51.00	6/F, Building 2, Pudong Harvest Park, 3601 Dongfang Road, Pudong, Shanghai 200125, China	
Colombia			
JLT Affinity Colombia Solutions SAS	82.65	Carrera 7 # 71- 21 , Torre B, Bogota, Colombia	
Beneficios Integrales Oportunos SA	82.65	Calle 72 N° 10 – 07 Of. 1004. Bogota, Colombia	
JLT Re Colombia, Corredores Colombianos de Reaseguros	94.66	Calle 742 No. 10-51 PH, Bogota, Colombia	
Jardine Lloyd Thompson Valencia y Iragorri Corredores de Seguros SA	82.65	Calle 72 N° 10 – 07 Of. 1004. Bogota, Colombia	
Denmark			
JLT Specialty Insurance Broker A/S		Hellerupgardvej 18, 2900 Hellerup, Denmark	
France			
JLT France Holdings		94 Rue de la Victoire, 75009, Paris, France	
JLT Specialty France		94 Rue de la Victoire, 75009, Paris, France	
JLT Energy (France) SAS	35.40	18 Rue de Courcelles, 75008, Paris, France	4
JLT PLA		94 Rue de la Victoire, 75009, Paris, France	
Germany			
JL Marine Insurance-Brokers GmbH & Co. KG		Große Bäckerstraße 9, 20095, Hamburg, Germany	
JLM Verwaltungs GmbH		Große Bäckerstraße 9, 20095, Hamburg, Germany	
JLT Reinsurance Brokers GmbH		Arnulfstrabe 19, 80335, Munchen, Germany	
OWL Marine Insurance-Brokers GmbH & Co.KG		Große Bäckerstraße 9, 20095, Hamburg, Germany	
OWL Marine Verwaltungs GmbH		Große Bäckerstraße 9, 20095, Hamburg, Germany	
Guernsey			
Isosceles PCC Limited		Mill Court, La Charroterie, St Peter Port, GY1 4ET, Guernsey	
JLT Insurance Management (Guernsey) Limited		Mill Court, La Charroterie, St Peter Port, GY1 4ET, Guernsey	
Hong Kong			
JLT Agencies Limited		25th Floor Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong	
JLT Essential Holdings Limited	51.00	25th Floor Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong	
Jardine ShunTak Insurance Brokers Limited	50.00	25th Floor Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong	
Jardine Lloyd Thompson PCS Limited	75.00	25th Floor Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong	
Jardine Lloyd Thompson Limited		25th Floor Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong	
Lambert Brothers Holdings Limited		25th Floor Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong	
Lambert Brothers Insurance Brokers (Employee Benefits) Ltd		25th Floor Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong	
Lambert Brothers Insurance Brokers (Hong Kong) Ltd		25th Floor Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong	
JLT Insurance Agencies Limited		25th Floor Devon House, Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong	
International Risk Consultants (Asia) Limited	91.30	Unit 17, 15/F Chevalies Commercial Centre, 8 Wang Hoi Road, Kowloon Bay, Kowloon , Hong Kong	
IRC Asia Insurance Brokers Limited	91.30	Unit 17, 15/F Chevalies Commercial Centre, 8 Wang Hoi Road, Kowloon Bay, Kowloon , Hong Kong	

64

JARDINE LLOYD THOMPSON GROUP PLC

36. SUBSIDIARIES AND ASSOCIATED COMPANIES CONTINUED

Company	% Holding (if less than 100%)	Registered Office address	Notes
India			
JLT Independent Insurance Brokers Private Limited	49.00	Peninsula Corporate Park, Ganpat Rao Kadam Marg, Off, Senapati Bapat Marg, Mumbai, 400013, India	4
JLT Vantage Risk and Benefit Consulting Private Limited	49.00	C-6.2 Dr Herekar Park, Nehru Park, Pune, Maharashtra, 411004, India	4
Jardine Lloyd Thompson Insurance Consultants Limited	92.61	E-2/16, 2nd Floor, White House, Ansari Road, Darya Ganj, New Dehli, 110002, India	
Jardine Lloyd Thompson India Private Limited		1001-A, Supreme Business Park, Supreme City, Hiranandani Gardens, Powai, Mumbai, Maharashtra, 400076, India	
Indonesia			
PT Jardine Lloyd Thompson	80.00	World Trade Center, 10th Floor, Jl. Jendral Sudirman Kav. 29-31, Jakarta 12920, Indonesia	
PT Nexus Asia Pacific		World Trade Center, 10th Floor, Jl. Jendral Sudirman Kav. 29-31, Jakarta 12920, Indonesia	
PT JLT Reinsurance Brokers	75.00	World Trade Center, 10th Floor, Jl. Jendral Sudirman Kav. 29-31, Jakarta 12920, Indonesia	
Ireland			
JLT Risk Management Limited		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
Freedom Trust Services Limited		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
JLT Intellectual Property Limited		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
International Loss Control Services Limited		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
Jardine Pension Trustees Ireland Limited		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
Jardine Lloyd Thompson Ireland Holdings Limited		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
Jardine Lloyd Thompson Ireland Unlimited Company		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
JLT Financial Planning Limited		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
JLT Insurance Brokers Ireland Limited		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
JLT QFM Services Limited		Cherrywood Business Park, Loughlinstown, Dublin 18, Ireland	
Italy			
MAG JLT SpA	25.00	Francesco Crispi 74, Naples, Italy	4
Japan			
JLT Holdings Japan Limited		Halifax Bldg. 4F, 16-26 Roppoongi 3-chome, Minato-ku, Tokyo, Japan	
JLT Risk Services Japan Limited		Halifax Bldg. 4F, 16-26 Roppoongi 3-chome, Minato-ku, Tokyo, Japan	
JLT Japan Limited		Halifax Bldg. 4F, 16-26 Roppoongi 3-chome, Minato-ku, Tokyo, Japan	
Republic of Korea			
Jardine Lloyd Thompson Korea Limited		(Gongpyeong-dong), 16th Floor, 47, Jongno-gu, Seoul, Republic of Korea	
Malaysia			
Echelon Claims Consultants Sdn Bhd		Level 42-01B (West Wing), Q Sentral, 2A Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia	
JLT Asia Shared Services Sdn Bhd		Level 42-01B (West Wing), Q Sentral, 2A Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia	
JLT Re Labuan Limited		Level 42-01B (West Wing), Q Sentral, 2A Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia	
Jardine Lloyd Thompson Sdn Bhd	49.00	Level 42-01B (West Wing), Q Sentral, 2A Jalan Stesen Sentral 2, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia	
Malta			
JLT Insurance Management Malta Limited	34.00	Abate Rigord Street, Ta'Xbiex, XBX 1111, Malta	4
Manoel Management Services Ltd	34.00	Abate Rigord Street, Ta'Xbiex, XBX 1111, Malta	4

65

JARDINE LLOYD THOMPSON GROUP PLC

36. SUBSIDIARIES AND ASSOCIATED COMPANIES CONTINUED

Company	% Holding (if less than 100%)	Registered Office address	Notes
Mauritius			
JI Holdings Limited		c/o SGG Corporate Services (Mauritius) Ltd, Les Cascades, Edith Cavell Street, Port Louis, Republic of Mauritius	
Mexico			
JLT Mexico, Intermediario de Reaseguro, S.A. de C.V.		Avenida Insurgentes Sur 1898, Piso 19, Colonia Florida, CP 01030 México City	
Netherlands			
JLT Netherlands BV		Schouwburgplein 30-34, 3012 CL, Rotterdam, Netherlands	
JLT Asia Holdings BV		Atrium Building, Strawinskylaan 3007, 1077 ZX Amsterdam, Netherlands	
JMIB Holdings BV		Atrium Building, Strawinskylaan 3007, 1077 ZX Amsterdam, Netherlands	
New Zealand			
Alpha Consultants Limited		Level 5, Tower Centre, 45 Queen Street, Auckland, New Zealand	
Client Provide Limited	90.10	Level 5, Tower Centre, 45 Queen Street, Auckland, New Zealand	
Echelon New Zealand Limited		Level 5, Tower Centre, 45 Queen Street, Auckland, New Zealand	
JLT Holdings (NZ) Limited		Level 5, Tower Centre, 45 Queen Street, Auckland, New Zealand	
Jardine Lloyd Thompson Limited		Level 5, Tower Centre, 45 Queen Street, Auckland, New Zealand	
Wellnz Limited	90.10	Level 5, Tower Centre, 45 Queen Street, Auckland, New Zealand	
Norway			
JLT Norway AS		Strandveien 13, N-1325, Lysaker, Baerum, Norway	
Peru			
JLT Corredores de Reaseguros SA	80.10	Avda Santa Maria 110-140, oficina 202. Miraflores, Lima, Peru	
JLT Peru Corredores de Seguros SA	99.32	Av, Santo Toribio 173, San Isidro, Lima, Peru	
Philippines			
Jardine Lloyd Thompson Insurance and Reinsurance Brokers, Inc.		111 Paseo de Roxas Building, Legaspi Village, Makati City 1229, Philippines	
Russian Federation			
Jardine IBR Limited		Office 226, Building 14, 39 Leningradskiy Prospect, Moscow, Russia	
JLT (Insurance Brokers) Limited		Office 226, Building 14, 39 Leningradskiy Prospect, Moscow, Russia	
Singapore			
Anda Insurance Agencies Pte Ltd		239 Alexandra Road, Singapore 159930	
Jardine Lloyd Thompson Private Limited		239 Alexandra Road, Singapore 159930	
Jardine Lloyd Thompson Asia Pte Ltd		239 Alexandra Road, Singapore 159930	
JLT Interactive Pte Ltd		239 Alexandra Road, Singapore 159930	
JLTPCS Holdings Pte. Ltd	75.00	239 Alexandra Road, Singapore 159930	
Jardine Lloyd Thompson PCS Pte Ltd	75.00	239 Alexandra Road, Singapore 159930	
JLT Specialty Pte Ltd		239 Alexandra Road, Singapore 159930	
JLT Singapore Holdings Pte Ltd		239 Alexandra Road, Singapore 159930	
South Africa			
JLT Marine (Pty) Ltd		Block D, Nicol Main Office Park, 2 Burton Road, Bryanston, 2191, South Africa	
JLT Employee Benefits SA (Pty) Ltd		Block D, Nicol Main Office Park, 2 Burton Road, Bryanston, 2191, South Africa	
Jardine Lloyd Thompson (Proprietary) Limited	80.00	Block D, Nicol Main Office Park, 2 Burton Road, Bryanston, 2191, South Africa	
JLT Benefit Solutions SA (Pty) Ltd		Block D, Nicol Main Office Park, 2 Burton Road, Bryanston, 2191, South Africa	

66

JARDINE LLOYD THOMPSON GROUP PLC

36. SUBSIDIARIES AND ASSOCIATED COMPANIES CONTINUED

Company	% Holding (if less than 100%)	Registered Office address	Notes
JLT Employee Benefits Holding Company (Pty) LTD		Block D, Nicol Main Office Park, 2 Burton Road, Bryanston, 2191, South Africa	
JLT IB Holdings Company (Proprietary) Limited		Block D, Nicol Main Office Park, 2 Burton Road, Bryanston, 2191, South Africa	
Spain			
March-JLT, Correduria de Seguros y Reaseguros, S.A.	25.00	Calle de Lagasca 88, Madrid, Spain	4
JLT Re Iberia, Correduria de Reaseguros, S.A.U.		Calle Principe de Vergara nº. 43, 3º, Spain	
Sweden			
JLT Re (Northern Europe) AB		Jakobsbergsgatan 7, 11144 Stockholm, Sweden	
JLT Risk Solutions AB	65.00	Jakobsbergsgatan 7, 11144 Stockholm, Sweden	
Lavaretus Underwriting AB		Jakobsbergsgatan 7, 11144 Stockholm, Sweden	
Switzerland			
Jardine Lloyd Thompson PCS SA	75.00	Rue de Chantepoulet 1-3, 1201, Geneva, Switzerland	
Taiwan			
Jardine Lloyd Thompson Limited		13F, 50 Hsin Sheng S. Road, Sec 1, Taipei, Taiwan	
Thailand			
Jardine Lloyd Thompson Limited	49.00	The 9th Towers, 31st Floor, Rama 9 Road, Huay Khwang, Bangkok, 10310, Thailand	
JLT Life Assurance Brokers Limited	49.00	The 9th Towers, 31st Floor, Rama 9 Road, Huay Khwang, Bangkok, 10310, Thailand	
Turkey			
JLT Sigorta ve Reasürans Brokerliği A.Ş.	75.10	Kavak Sok, Smart Plaza, No: 31/1 B Blok Kat: 4, 34805 Beykoz, Instanbul, Turkey	
United Arab Emirates			
Insure Direct (Brokers) LLC	49.00	Burj Al Salam , World Trade Centre Roundabout, Sheikh Zayed Road, Dubai, P.O.BOX 57006, UAE	
Insure Direct - Jardine Lloyd Thompson Limited	61.30	P.O. Box 9731, Dubai, UAE	
Jardine Lloyd Thompson PCS (Dubai) Limited	75.00	Gate Village Building 3, Dubai International Financial Centre, Dubai, PO BOX 507288, UAE	
United States			
1763 Enterprises LLC		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
Charter Risk Management Services LLC	35.70	141 Weston Street #1981, Hartford, Connecticut 06144	
Construction Risk Partners LLC	45.74	Campus View Plaza, 1250 Route 28, Suite 201, Branchburg NJ 08876	
Core Risks Ltd. LLC		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
CRP Holding Company LLC	45.74	Campus View Plaza, 1250 Route 28, Suite 201, Branchburg NJ 08876	
GCube Insurance Services Inc		CSC Lawyers Indorporating Service, 2710 Gateway Oaks Drive, Suite 150N, Sacramento, CA95833	
Isosceles Insurance Company Limited		148 College Street, Suite 204, Burlington, Vermont 05401	
International Risk Consultants Inc	91.30	692 North High Street, Columbus OH, United States	
Johnstone Downey Klein, Inc	91.30	692 North High Street, Columbus OH, United States	
Jardine Lloyd Thompson Capital Markets Inc.		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
Jardine Lloyd Thompson Insurance Services, Inc		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
JLT Facilities, Inc.		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	

67

JARDINE LLOYD THOMPSON GROUP PLC

36. SUBSIDIARIES AND ASSOCIATED COMPANIES CONTINUED

Company	% Holding (if less than 100%)	Registered Office address	Notes
JLT Aerospace (North America) Inc		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
JLT Holdings Inc		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
JLT Re Consultants Inc		Corporation Service Company, 1201 Hays Street, Tallahassee, FL 32301	
JLT Re (North America) Inc		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
JLT Re Solutions Inc		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
JLT Specialty Insurance Services Inc	91.30	Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
JLT Towner Insurance Management (USA) LLC	70.00	100 Main Street, Suite 2, Barre, VT 0541	
Risk and Reinsurance Solutions Corporation		9150 S Dadeland Blvd, Suite 1008, Miami, FL 33156	
Weston Preference LLC		Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808	
Worldlink Specialty Insurance Services Inc		22 Century Hill Drive, Suite 102, Latham, NY 12110	
Vietnam			
Jardine Lloyd Thompson Limited		5th Floor, CJ Building, 6 Le Thanh Ton Street, District 1, Ho Chi Minh City, Vietnam	
Virgin Islands, British			
JIB Holdings (Pacific) Limited		Skelton Building, Main Street, Road Town, Tortola, British Virgin Islands	

Notes
1 = Quotas; *3 = Ordinary and Preference shares;*
2 = Preference shares; *4 = Associates as at 31 December 2018*

Shares held in all companies are Ordinary shares unless where stated.
The proportion of voting rights held corresponds to the aggregate interest percentage held by the holding company and its subsidiary undertakings.

68

JARDINE LLOYD THOMPSON GROUP PLC 37. ACQUISITION OF THE GROUP BY MARSH & MCLENNAN COMPANIES, INC. On 18 September 2018, MMC Treasury Holdings (UK) Limited, a wholly owned subsidiary of Marsh & McLennan Companies, Inc. and the directors of Jardine Lloyd Thompson Group plc (other than Dominic Burke, Mark Drummond Brady and Charles Rozes), the ultimate parent company announced that they had reached an agreement on the terms of a recommended cash acquisition of Jardine Lloyd Thompson Group plc (‘JLT’) by MMC Treasury Holdings (UK) Limited. The transaction, which was approved by shareholders on 7 November 2018 and effected by a court sanctioned scheme of arrangement under part 26 of the Companies Act 2006, became effective on 1 April 2019, when the Company became a wholly owned subsidiary of Marsh & McLennan Companies Inc. Additional expenses recognised in the income statement in 2018 directly attributable to this transaction include retention and reward accruals (£53.6 million); acceleration of share-based payment expense (£27.9 million); other staff related costs (£3.7 million); and legal and professional fees (£3.0 million). The holder of the largest portion of JLT shares, the Jardine Matheson Group agreed to gift £50 million to the Group on completion of the transaction, to partially fund transaction related costs. The Group routinely monitors and reassesses contingent liabilities arising from matters such as litigation and warranties and indemnities relating to past acquisitions and disposals. Other than as noted above, the announcement of the acquisition of JLT by Marsh & McLennan Companies, Inc. does not affect the nature of such items, however certain obligations have crystallised upon change of control on 1 April 2019. Additionally, certain transaction related payments will be recognised and become due upon completion. 38. PRINCIPAL RISKS & UNCERTAINTIES RISK MANAGEMENT With its global markets and operations, JLT faces a range of risks which have the potential to negatively impact the achievement of our strategic business objectives, outcomes for clients and our reputation. Properly identified and managed, these risks can also provide opportunities in the right circumstances. We consider that intelligent and considered risk taking helps facilitate growth and continued success. It allows us to maximise the positive impact that our business can have on society and communities, and minimise the downside risk. JLT’s risk management arrangements enable us to understand the risks we face; manage risk in a smart, conscious, methodical, agile and balanced way; enhance performance and maximise opportunities; and operate with rigour to: • protect our key stakeholders, our reputation and our results from reasonably foreseen events; • provide our clients and other key stakeholders with confidence of sustainability and resilience that is able to service their needs when they need us; and • comply with applicable regulations, laws and corporate governance obligations. JLT operates a ‘3 lines of defence’ governance model. The first line (the business) is responsible for the identification and management of all the risks inherent in its operations; the second line (Group Risk & Compliance) provides policy, advice, guidance and challenge to the business; and the third line (Group Internal Audit) independently assesses and reports on the effectiveness of governance, risk management and internal controls. Our businesses operate an enterprise-wide risk management framework. This has been developed in reference to internationally recognised standards (including ISO 31000) and best practice models. This framework is periodically reviewed to check its effectiveness and relevance to our business shape and the environment within which we trade. The principal financial risks faced by the JLT Group are summarised in the following table. 69

JARDINE LLOYD THOMPSON GROUP PLC

38. PRINCIPAL RISKS & UNCERTAINTIES CONTINUED

RISK	NATURE OF RISK	MITIGATION
FINANCIAL RISKS		
Liquidity/Financing	Risk that JLT is not able to meet its obligations when they fall due, or can do so only at excessive cost. This risk may occur through: - Lack of undrawn credit facilities. - Inability to obtain financing, including refinancing at maturity. - Breach of debt covenants.	• Multiple banking facilities. • Cash management processes. • Financial planning and forecasting. • Group cash management policy & process.
Foreign Exchange	JLT has foreign exchange exposures to: - Risk arising from the need to convert currencies into GBP for reporting purposes. - Risk arising from revenues and costs being denominated in different currencies.	• Prudent management of transactional currency exposures through a structured hedging programme. • Regular review and sensitivity analysis of currency translation impacts to financial reports. • Centralised hedging of material transactional exposures. • Reporting and auditing of hedging and exposures.
Counterparty	Counterparty risk can arise for JLT from two key sources: - Banks: risk of loss of own cash, fiduciary funds, investments & deposits, derivative assets & trade receivables as a result of bank failure	• Board approved investment and counterparty policy to limit the concentration of funds and exposure with any one counterparty. • Defined cash and investments policy. • Active management and monitoring of counterparty limits, financial strength and credit profile of key counterparties. • Regular review by Board and Audit & Risk Committee of counterparty limits, ratings, credit default swap spread rates, utilisation levels and compliance with applicable regulation.
	- (Re)Insurers: JLT owes a duty of care to place clients' business with security, which may reasonably be regarded as being sufficiently sound financially to meet potential claims as they may fall due. In the event of insurer impairment, this could result in client detriment and damage to the broker/client relationship(s). Also, in the event of JLT having been adjudicated, not to have exercised reasonable endeavours to mitigate this risk, it could result in an E&O claim.	• Market security due diligence. • Group Market Security team. • Insurer Impairment Plan.
Defined Benefit Scheme Liabilities	Risk of adverse financial impact as a consequence of increase in the Defined Benefit Pension Scheme deficit.	• Appropriate scheme investment strategy and diversification. • Triennial actuarial valuations and regular trustee funding updates. • Agreed deficit funding plan. • Regular review of long term de-risking strategy. • Regular scheme membership data verification. • Effective independent trustee governance. • Regular review of employer covenant. • Regular monitoring and reporting of scheme asset performance liability positions.
Interest Rate	Risk of volatility of earnings and cash flows arising from exposure to movements in interest rates. This may also impact the Defined Benefit Pension Scheme assets and liabilities.	• Group Treasury management of cash balances. • Interest rate hedging programme. • Financial planning and forecasting.
Financial Reporting	The risk of inaccurate accounting and reporting, internally and externally.	• Group Accounting Policy. • Attestation process for financial reporting. • Financial reporting policy and procedures. • Internal and external audit of financial controls and reports.
Fraud	Risks relating to the theft or mis-use of JLT and client monies.	• Group Treasury Policy, Procedures & Controls. • IT system access management and restrictions. • Segregation of duties. • Segregation of client and company funds. • Whistleblowing Policy and hotline. • Financial Crime team.

70

JARDINE LLOYD THOMPSON GROUP PLC 38. PRINCIPAL RISKS & UNCERTAINTIES CONTINUED PRINCIPAL FINANCIAL RISKS The Group has identified four principal financial risks: capital and liquidity risk, foreign currency risk, counterparty risk and the defined benefit pension scheme risk. FINANCIAL INSTRUMENTS: DISCLOSURE Other disclosures, required by IFRS 7 Financial Instruments Disclosure, regarding financial risks and sensitivities can be found in the following notes: 3,4,13,14,15,16,17,20 and 21. 1) Capital and Liquidity Risk The Group’s objectives when managing capital are to safeguard its ability to continue to provide returns for shareholders and benefits for other stakeholders and to maintain an efficient capital structure to ensure an optimal cost of capital. In order to achieve these objectives, the Group may adjust, for example, the amount of dividends paid to shareholders, return capital by a share buy-back, issue new shares or sell assets to reduce debt. The Group manages its balance sheet through monthly reviews, management controls and financial reporting. In order to manage liquidity risk, the Group maintains committed, long-term credit facilities to ensure that it is well positioned to meet seasonal capital requirements and to support the strategic growth of the business. There are no restrictions on the use of these facilities in the normal course of business. At 31 December 2018 the facility headroom was £230 million. The insurance and reinsurance broking operations within the Group operate in a number of jurisdictions where local regulation requires a minimum level of capital to be maintained. The total regulatory capital to be held by the Group is not considered significant in the context of the total available capital. The total capital of the Group at 31 December 2018 was as follows: £m 2018 Total own funds (198.0) Borrowings 733.4 Net debt 535.4 Total equity 310.6 Total capital 846.0 There were no breaches of any debt covenants during the year. 2) Foreign Currency Risk The Group has transactional and translational foreign currency exposures. The transactional exposure arises primarily in the London Market businesses, which have a sterling cost base but which have a significant proportion of US dollar denominated revenues (approximately USD 354 million in 2019). The Group continues to operate a US dollar hedging programme to reduce the volatility caused by exchange rate movements, by entering into forward foreign exchange contracts. As at 28 February 2019, 86% of these anticipated dollar revenues for 2019 earned in the UK (anticipated at approximately USD 354 million) are hedged at an average rate of USD 1.34. For 2020, 75% of expected dollar revenues are hedged at an average rate of USD 1.35, for 2021 50% are hedged at an average rate of USD 1.43 and 17% are hedged for 2022 at an average rate of USD 1.39. Other hedging programmes are operated for other transactional currency exposures, primarily in respect of the Euro, Indian rupee and Canadian dollar. The Group has significant investments in overseas operations. Movements in exchange rates between balance sheet dates will affect the sterling value of the Group’s consolidated balance sheet. The currency profile of the Group’s borrowings is managed to mitigate balance sheet translation exposures where practical and cost effective. JLT is also exposed to translational foreign exchange movements which are not hedged. Given the relative size and profitability of the Group’s Australian business, this is the most material such exposure. 71

JARDINE LLOYD THOMPSON GROUP PLC 38. PRINCIPAL RISKS & UNCERTAINTIES CONTINUED 3) Counterparty Risk The Group’s gross exposure to counterparty risk at 31 December 2018 is £1.96 billion, representing own cash, fiduciary funds, investments and deposits, derivative assets, contract assets and trade receivables. The Group maintains a counterparty policy based on credit analysis, market data and published credit ratings to manage the concentration of funds and its exposure to individual counterparties. Deposit limits are assigned to each counterparty appropriate to its credit rating and overall financial profile. The Group manages its own cash and invested fiduciary funds in the form of deposits with a number of banks, AA money market funds, and other secure short-term money market instruments. The Group’s counterparty approval criteria include a requirement that financial institutions maintain a minimum long term investment grade rating, except where this is not possible or practical due to local operating or regulatory requirements. The Group’s credit criteria also include reference to credit default swap spreads and capital ratios. All exposures to individual counterparties are subject to a formal credit limit to control concentrations of credit exposure and limit the impact of default risk. Counterparty limits, ratings and credit default spread rates, together with utilisation levels, are reviewed regularly. The respective credit quality by rating of each class of financial asset is included within the notes to the financial statements. 4) Defined Benefit Pension Scheme Risk The Group has exposure to movements in the balance sheet, income statement and statement of comprehensive income as a consequence of changes in the valuation of retirement benefit assets and liabilities and the impact of such changes on the Group’s defined benefit pension scheme positions. The Group seeks to manage this exposure through regular monitoring and reporting of scheme asset performance and liability positions, suitable scheme investment and risk mitigation strategies and appropriate funding arrangements based on periodic actuarial valuations. Assets held in the UK defined benefit pension scheme include annuity buy-in contracts which secure the future benefits relating to approximately 69% of pensioner liabilities and which reduce exposure to ongoing longevity and asset risk arising from that portion of the pension scheme liabilities. The Trustees completed an updated triennial actuarial valuation of the UK defined benefit scheme in June 2018 together with a revised deficit recovery schedule. Based on the updated actuarial valuation position of £169 million, annual deficit recovery contributions of £16.5 million were agreed between the Trustees and the Company. 72